Registration No. 333-[       ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

707 Cayman Holdings Limited

(Exact name of Registrant as specified in its charter)

Cayman Islands	5600	Not Applicable
(State or Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5/F., AIA Financial Centre

712 Prince Edward Road East

San Po Kong, Kowloon

Hong Kong

(+852) 3471 8000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Ficksman, Esq.

R. Joilene Wood, Esq.

TroyGould PC

1801 Century Park East, Suite 1600

Los Angeles, CA 90067-2367

Tel: (310) 553-4441

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. ☐

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS	DATED JANUARY 23, 2026

707 CAYMAN HOLDINGS LIMITED

48,750,360 Class A Ordinary Shares

This prospectus relates to offer and sale from time to time by Hudson Global Ventures, LLC, a Nevada limited liability company (“Investor”) of our class A ordinary shares, par value US$0.001 each (the “Class A Ordinary Shares”), up to 48,750,360 (the “ELOC Shares”), that may be issued by us to the Investor pursuant to an equity purchase agreement, dated as of November 20, 2025, by and between us and the Investor (the “ELOC Purchase Agreement”) establishing a committed equity facility (the “Facility” or “Equity Line of Credit”). Such shares of our Class A Ordinary Shares include (i) up to 48,000,000 Class A Ordinary Shares that we may elect, in our sole discretion, to issue and sell to the Investor, from time to time from and after the commencement date under the ELOC Purchase Agreement, and, subject to applicable stock exchange rules, and (ii) 750,360 Class A Ordinary Shares issuable to the Investor as commitment shares under the ELOC Purchase Agreement (assuming a value of $0.20 per share, the closing price of our Class A Ordinary Shares on the Nasdaq Capital Market on January 20, 2026).

The actual number of shares of our ELOC Shares issuable will vary depending on the then-current market price of shares of our ELOC Shares sold to the selling stockholder under the ELOC Purchase Agreement, but will not exceed the number set forth in the preceding sentences unless we file an additional registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “SEC”).

We are registering the ELOC Shares on behalf of the Investor, to be offered and sold by it from time to time. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the ELOC Shares by the Investor. However, we may receive up to, but no more than $9,600,000 in gross proceeds, out of the entire $9,600,000 facility, in aggregate gross proceeds from the Investor under the ELOC Purchase Agreement in connection with sales of the ELOC Shares to the Investor pursuant to the ELOC Purchase Agreement after the date of this prospectus. However, the actual proceeds from the Investor may be less than this amount depending on the number of shares of our ELOC Shares sold and the price at which the shares of our ELOC Shares are sold. The purchase price per share that the Investor will pay for shares of ELOC Shares purchased from us under the ELOC Purchase Agreement will fluctuate based on the market price of our shares at the time we elect to sell shares to the Investor and, further, to the extent that the Company sells shares of ELOC Shares under the ELOC Purchase Agreement, substantial amounts of shares could be issued and resold, which would cause dilution and may impact the Company’s stock price. See “Plan of Description” for a description of the ELOC Purchase Agreement and the Facility and “Selling Shareholder” for additional information regarding the Investor.

The Investor may offer, sell or distribute all or a portion of the ELOC Shares hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will bear all costs, expenses and fees in connection with the registration of these ELOC Shares, including with regard to compliance with state securities or “blue sky” laws. The timing and amount of any sale are within the sole discretion of the Investor. The Investor is an underwriter under the Securities Act and will pay or assume any discounts, commissions or concessions received by them except as set forth in the ELOC Purchase Agreement. Although the Investor is obligated to purchase our ELOC Shares under the terms of the ELOC Purchase Agreement to the extent we choose to sell such ELOC Shares to it (subject to certain conditions), there can be no assurances that the Investor will sell any or all of the ELOC Shares purchased under the ELOC Purchase Agreement pursuant to this prospectus.

Sales of a substantial number of our Common Shares in the public market by the Investor and/or by our other existing securityholders, or the perception that those sales might occur, could increase the volatility of and cause a significant decline in the market price of our securities and could impair our ability to raise capital through the sale of additional equity securities.

All the securities offered in this prospectus by the Investor may be resold for so long as the registration statement, of which this prospectus forms a part, is available for use. The sale of all or a portion of the securities being offered in this prospectus could result in a significant decline in the public trading price of our securities. Despite such a decline in the public trading price, the Investor may still experience a positive rate of return on the securities they purchased due to the price at which such Investor initially purchased the securities.

This prospectus describes the general manner in which the ELOC Shares may be offered and sold by the Investor. If necessary, the specific manner in which the ELOC Shares may be offered and sold will be described in a supplement to this prospectus. Any such prospectus supplement may also add, update or change information in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement carefully before you invest. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

Given the relative lack of liquidity in our shares, sales of ELOC Shares under the registration statement of which this prospectus is a part could result in a significant decline in the market price of our securities. Our Common Shares are listed on the Nasdaq under the symbol “JEM.” On January 20, 2026, the last reported sale price of our Common Shares on Nasdaq was $0.20 per share.

Investing in our Common Shares involves a high degree of risk. See “Risk Factors” beginning on page 29 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus before making a decision to purchase our securities.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and as such, may elect to comply with reduced public company reporting requirements. See “Prospectus Summary - Implications of Our Being an Emerging Growth Company” and “Prospectus Summary - Foreign Private Issuer Status”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 23, 2026

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ABOUT THIS PROSPECTUS

We may provide a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus or incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus, including any documents incorporated by reference, and any applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Neither the delivery of this prospectus nor any distribution of Common Shares pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

For investors outside the United States: Unless otherwise indicated, information in this prospectus concerning economic conditions, our industries and our markets is based on a variety of sources, including information from third-party industry analysts and publications and our own estimates and research. This information involves a number of assumptions, estimates and limitations. The industry publications, surveys and forecasts and other public information generally indicate or suggest that their information has been obtained from sources believed to be reliable. None of the third-party industry publications used in this prospectus were prepared on our behalf nor have we taken any steps to independently verify such information. The industries in which we operate are subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus. These and other factors could cause results to differ materially from those expressed in these publications.

References to “U.S. dollars” and “US$” are to currency of the United States of America, references to “HK$” are to the currency of Hong Kong, also known as the Hong Kong dollar. All financial information presented in this prospectus is in Hong Kong dollars unless otherwise expressly stated.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our businesses. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

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DEFINITIONS

Unless otherwise indicated or the context requires, references in this prospectus to:

“707IL”	means 707 International Limited, a company incorporated in Hong Kong with limited liability on January 4, 2021 and an indirect wholly-owned subsidiary of our Company, which is also referred to as “Operating Subsidiary.”

“Articles of Association” or “Articles”	means the second amended and restated articles of association of our Company adopted on December 19, 2025, and as supplemented, amended or otherwise modified from time to time.

“Amended and Restated Memorandum and Articles of Association”	means our Articles and Memorandum, and as supplemented, amended or otherwise modified from time to time

“Beta Alpha”	means Beta Alpha Holdings Limited, a company incorporated in the BVI with limited liability on February 14, 2024 and our direct wholly-owned subsidiary.

“BVI”	means British Virgin Islands.

“Class A Ordinary Shares”	means class A ordinary share(s) with par value of US$0.001 each in the share capital of our Company.

“Class B Ordinary Shares”	means class B ordinary share(s) with par value of US$0.001 each in the share capital of our Company.

“Companies Act”	means the Companies Act (as revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time.

“Company”, “the Company”, or “our Company”	means 707 Cayman Holdings Limited, a company incorporated in the Cayman Islands as an exempted company with limited liability on February 2, 2024.

“Goldstone”	means Goldstone Capital Limited, a company incorporated in the BVI with limited liability and wholly-owned by Mr. Kwok Shun Tim, an Independent Third Party, being an existing shareholder of our Company.

“Group,” “our Group,” “we” or “us”	means our Company and our subsidiaries, including our Operating Subsidiary.

“HK$,” “Hong Kong dollars” or “HK dollars”	means Hong Kong dollars, the lawful currency of Hong Kong.

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“Harmony Prime”	means Harmony Prime Limited, a company incorporated in the BVI with limited liability and wholly-owned by Ms. Law Kam Yan, Debby, an Independent Third Party, being an existing shareholder of our Company.

“Independent Third Party(ies)”	means a person or company who or which is independent of and is not a 5% beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% beneficial owner of the Company.

“JME” or “Controlling Shareholder”	means JME International Holdings Limited, a company incorporated in the BVI with limited liability on February 1, 2024 and wholly-owned by Mr. Cheung, our chief executive officer and executive officer.

“Long Vehicle”	means Long Vehicle Capital Limited, a company incorporated in the BVI with limited liability and wholly-owned by Mr. Zhang Xiongfeng, an Independent Third Party, being an existing shareholder of our Company.

“Mandatory Provident Fund Schemes Ordinance”	means the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time.

“Memorandum of Association” or “Memorandum”	means the second amended and restated memorandum of association of our Company adopted on December 19, 2025 and as supplemented, amended or otherwise modified from time to time.

“Minimum Wage Ordinance”	means the Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time.

“MPF”	means mandatory provident fund to be contributed by an employer in accordance with the Mandatory Provident Fund Schemes Ordinance.

“MPF Authority”	means the Mandatory Provident Fund Scheme Authority of Hong Kong.

“Mr. Chak”	means Mr. Chak Ka Wai, the chief financial officer of our Company.

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“Mr. Cheung”	means Mr. Cheung Lui, an executive director and the chief executive officer of our Company and an indirect controlling shareholder of our Company through JME.

“Mr. Sfez”	means Mr. Jose Sfez, chairman and an executive director of our Company.

“IPO Offering”	means the initial public offering of 2,500,000 Ordinary Shares (which have been re-designated as Class A Ordinary Shares) by our Company and the IPO Selling Shareholder on June 9, 2025.

“IPO Selling Shareholder”	means JME.

“Operating Subsidiary”	means 707IL.

“Ordinary Shares” or “Common Shares” or “Shares”	means our Class A Ordinary Shares and Class B Ordinary Shares.

“Pandemic”	means the COVID-19 pandemic which occurred from early 2020 to late 2022.

“Regulation S”	means Regulation S under the U.S. Securities Act.

“Sarbanes Oxley Act”	means The Sarbanes-Oxley Act of 2002.

“SEC”	means the United States Securities and Exchange Commission.

“Securities Act”	means the Securities Act of 1933, as amended.

“SKU”	means stock keeping unit, which is an identification of a particular product (for example by type, color and/or size) that facilitates it to be tracked for inventory purposes.

“U.S.,” “United States” or “US”	means the United States of America.

“US$” or “$” or “U.S. dollars”	means United States dollars, the lawful currency of the United States of America.

“U.S. GAAP”	means the generally accepted accounting principles in the United States of America.

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PROSPECTUS SUMMARY

We may provide a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus or incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus, including any documents incorporated by reference, and any applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find More Information.”

Our Company

Overview

We, through 707IL, are a Hong Kong-based group that sells quality apparel products and provide supply chain management total solutions to our customers spanning from Western Europe, North America to the Middle East and East Asia. We derive our revenue from the various supply chain management services we provide to our customers more particularly described in “Our Services” below and the scope of our services for each contract is negotiated with our customer on a case-by-case basis. Instead of charging our customers service fee for each type of supply chain management service we provide to them, we normally sell the finished products to our customers at a mark-up to cover the comprehensive supply chain management services we provide to them. We generally charge our customers service fees in cases where we only provide specific services to them.

Despite having fewer than three years of operating history and only 17 employees as of the date of this report, our businesses have grown and we have built relationships with customers that include mid-size brand owners and apparel companies which have comprehensive operations with private labels sold internationally and locally. For the fiscal years ended September 30, 2023, 2024 and 2025, our revenue amounted to approximately HK$84.0 million, HK$88.0 million and HK$107.0 million, respectively.

Our Services

Our comprehensive range of supply chain management total solutions include market trend analysis, design and product development, sourcing, production management, quality control and logistics services, and our solutions encompass the total supply chain from conceptualizing the product, the selection of materials until the final delivery of finished apparel products to our customers at their nominated destinations, whether it be a designated port for shipment, our customer’s warehouse or the end consumers. As our customers are mainly mid-sized brand owners and apparel companies that generally do not have a presence or any operations in Hong Kong, they rely on us to assist them in developing apparel and managing the supply chain for their brands.

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Recent Developments

We received a notice from the Listing Qualifications staff of Nasdaq on October 17, 2025 notifying us that we no longer meet the continued listing requirements of the Nasdaq due to the fact that the closing bid of our Ordinary Shares from September 3, 2025 to October 16, 2025 was below $1.00 per share. We have until April 15, 2026 to regain compliance with Nasdaq’s continuing listing requirement. In the event that the Company does not regain compliance in the compliance period, the Company may be eligible for an additional 180 calendar days, should the Company meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and is able to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. However, if it appears that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq will provide notice that the Company’s securities will be subject to delisting. There can be no assurance that the Company will be able to regain compliance with that rule or will otherwise be in compliance with other Nasdaq continued listing requirement. See Risk Factor “If we are not able to comply with the applicable continued listing requirements or standards of Nasdaq, Nasdaq could delist our Common Shares.”

Market Trend Analysis

Around six months before the scheduled delivery of apparel products to a customer, we will meet with the customer to get an initial understanding of, among other things, its and the end consumers’ apparel needs and requirements, its pricing strategy, its brand’s core principles, goals and values, market positions of its brand and its competitors and the SKU structure. Market trend analysis is conducted by our product development department.

Depending on our customers’ preferences and requirements, our product development staff conducts research on the specific apparel industry on platforms such as Adobe Stock and Vogue.com to understand the end consumers’ demands and the latest market trends on the style and technology involved. With internet and the trend of posting information on social media, we have easy access to an enormous database of relevant information that helps us to capture the latest fashion trend and understand the concepts and cultural requirement of our customers worldwide as well as to help foster new ideas and designs for our product development department. Our product development staff also keeps abreast of the latest fashion trends and styles and industry know-how by attending fashion events and apparel trade fairs, and assessing the popularity of different styles amongst consumers, particularly in Western Europe, North America and the Middle East. In order to gather market information on our customers and their respective competitors, our product development staff also visit retail stores and/or the websites of our customers and other industry players. The information that we obtain provides general guidance of the trends and preferences of end consumers of a specific region, which provides guidance on design of apparel products that suit our customers’ needs and ultimately the appetites of their end consumers. Our product development department also holds regular meetings with our chief executive officer to discuss thoughts and ideas of upcoming trends to ensure that we are in the forefront of the apparel industry. Where appropriate, we may also engage external consulting companies to assist us with market trend analysis.

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After conducting the market trend analysis, we try to transform our customers’ concepts into commercially viable apparel products and a thorough understanding of the market trend will help us meet the needs and expectations of our customers. We will also optimize the design of the apparel products based on our customers’ feedback. For our mass market customers, we may do less extensive analysis as design may not necessarily be a major consideration for these customers. Based on our experience, the major factors for consideration of our mass market customers are pricing and production lead time, rather than design. In addition to analysis specifically conducted for customers, our product development staff will also conduct general market analysis prior to each new fashion season by purchasing sample items from retailers to create a physical catalog for our customers to use as a reference to create apparel products that fit their design needs and specifications as well as to facilitate creative inspiration for our product development staff and communication with third-party manufacturers.

For customers that request us to create apparel collections that follow fashion trends, we normally prepare a concept, theme and mood board which gives a preliminary feel and direction of the design that we are proposing for use in our face-to-face discussions with such customers. For mass market retailers that request us to create more generic apparel designs, we generally do not prepare a mood board. A mood board is simply a collage of current trends and fashion ideas from which we try to visually sum up the inspiration behind a proposed collection. In the mood board, we try to explain how various apparel products are to be matched with the intention of maximizing the number of SKUs that will be ordered for each collection. Once we have obtained feedback from the customers (such as their comments on patterns, colors and styling of the proposed concept and theme), we will design and develop an apparel.

Design and product development

Our product development department is also in charge of the design and product development process, which generally takes place around five months before the scheduled delivery of apparel products to a customer. The designs requested by our customers may be plain and simple (such as a t-shirt in different colors), but they may also be detailed and complicated that require specific craftsmanship (such as embroidery, rhinestone hotfix and certain washing processes). It may take approximately three to four days to create designs which require minimal design work and up to one month to design a collection of apparel products (such as t-shirts, shirts, shorts, trousers, skirts and caps for womenswear, menswear and/or childrenswear).

When we were first established in 2021, we did not have any in-house designers as the demand for apparel products with complex design elements has been relatively low since the Pandemic. However, the employees in our product development department are very experienced in the apparel industry and are capable of preparing drawings and managing most work that is typically managed by a designer, such as design for simple apparel products from scratch or further development on existing designs provided by our customers. For more complex designs, we may seek help from external consulting companies or the designers that work for the third-party manufacturers that we plan to engage to prepare the proto samples and salesman samples. We believe that our product development staff’s in-depth knowledge and understanding of materials and manufacturing methods enable them to offer suitable solutions to address any design requirements of our customers. With the recruitment of our own in-house designer in February 2024, we are equipped to provide full in-house design services and we expect that we will outsource less design work to external consulting companies.

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Apparel design is normally initiated by meetings and discussions between our customers and our product development staff. Customers that visit our office may browse through the various sample apparel products that our product development staff have amassed as part of their analysis, and they can select an existing apparel item that meets their requirements to be used as a base for our product development staff to tailor-make the design to suit their needs and specifications. In some cases, our customers may have a specific style that they wish to create for their brands (such as the use of a certain fabric or a certain aesthetic effect) and our product development staff will help to create that styling for them. With these basic specifications and our understanding of our customers’ core brand principles, goals and value, we can help our customers design apparel products and provide design suggestions (such as type of fabric, type of print and measurements, etc.) to them.

With our product development staff’s in-depth knowledge of apparel (such as types of fabrics, construction methods and detailings), we can work with our customers and discuss in detail the various options that they may have in terms of colors, details, construction, fabrics and cutting instructions, etc., so that our customers can choose the most cost-effective production method or a production method that suits their quality needs. With the detailed requirements of our customers in mind, our product development staff will prepare techpacks for use by the third-party manufacturers who manufacture the apparel products for our customers. A techpack is an informative sheet which sets out all the specifications for an apparel product and will typically include information such as graphic images, hang tag placements, labelling specifications and specific dimensions of the apparel product. In cases where our customers already have an in-depth understanding of apparel design, they may provide us with their own techpacks for use in the production of their apparel products.

After the designs have been prepared, they have to be approved by our chief executive officer before they are presented to our customers. For designs prepared and presented to our customers, we will specify the type of materials proposed to be used and the production price per piece based on the SKU proposed by our customers. Our customers will then indicate which designs and the SKU they would like to order and our merchandising department will arrange for sales contracts to be drafted and delivered to the customers for their acceptance and confirmation. For customers who require us to design apparel products in a collection for a brand, the SKU for each order may range from approximately 300 to 2,000. For apparel products that target the mass market and are less affected by trends, customers may order more than 2,000 SKU for each collection.

Sourcing

After a design has been approved by our customer and the relevant sales contract signed, we will move into the sourcing process that generally takes place around four months before the scheduled delivery of apparel products to our customer. During the sourcing process, we will proceed to prepare proto samples and salesman samples. A proto sample is a prototype of a new design of apparel products. This is the first sample in the design and development stage of apparel products. A proto sample is made to communicate the design of a style or a line or to present garment structure and will not necessarily focus on fit and fabric detailing. The cost of preparing a proto sample is typically borne by third-party manufacturers who manufactures the apparel products for us. A salesman sample is the apparel made with the actual fabric, trims and accessories proposed to be used and is used to obtain feedback to help customers forecast demand. The cost of preparing a salesman sample is initially borne by us and subsequently charged to our customers.

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We normally outsource the manufacturing of apparel products to a third-party manufacturer with appropriate technical skills to produce the apparel products with raw materials that satisfy our customer’s pricing and design needs and such third-party manufacturer is also responsible for the sourcing of raw materials for the apparel products and the production of pre-production samples. All third-party manufacturers are required to undergo our vetting process to ensure that their operations are in compliance with or aligned to international manufacturing guidelines or practices and local regulations. In assessing whether a manufacturer is suitable, we consider, among other things, their experience in the apparel industry, reputation, technical capabilities, financial strength, production capacity, quality control measures, ethical practices and past record of compliance with applicable standards for apparel products, and we may also conduct an on-site inspection on such manufacturer. Before deciding on which third-party manufacturer to appoint for the manufacturing of the final apparel products, we may source different third-party manufacturers to produce proto samples and salesman samples, but we typically give a first right of refusal to produce the pre-production sample and the final apparel products to the third-party manufacturer which produced the proto samples and salesman samples.

If the appointed third-party manufacturers are unable to source the appropriate raw materials, we will assist in sourcing raw materials but will typically request our third-party manufacturers to liaise directly with the raw material suppliers that we have recommended to purchase the necessary raw materials. Occasionally, we may have to source raw materials and deliver them to the appointed third-party manufacturer to produce salesmen samples and charge them for the costs incurred.

Production management

We do not have any manufacturing capabilities and all the apparel products (including proto samples, salesman samples, pre-production samples and final apparel products) are produced by independent third-party manufacturers. During the fiscal years ended September 30, 2023, 2024 and 2025, all the apparel products produced by third-party manufacturers were produced in the PRC and Vietnam but some of these manufacturers also have manufacturing facilities in Bangladesh and Cambodia that we may utilize, if needed.

Our merchandising department is responsible for production management which includes, among other things, monitoring production schedules, evaluating the performance of third-party manufacturers and providing technical support to third-party manufacturers. After our customers have signed the sales contracts with us, our merchandising staff will confirm our orders with the relevant third-party manufacturers to produce the apparel products based on our customers’ design and fabric requirements and will continue to provide technical support to such third-party manufacturers. All third-party manufacturers engaged by us are required to sign a confidentiality agreement agreeing to keep all information with respect to the engagement (such as designs, drawings and marketing plans) confidential and a confirmation that they will comply with our code of conduct with respect to labor policy, ethical conduct and environmental protection, etc.

The lead time between the initial stage of creation of product designs, development of samples and the placing of orders by our customers is generally up to one month, and the lead time between the placing of orders by our customers and the completion of bulk production and delivery is generally two to six months.

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Quality control

Quality control is a critical part of the supply chain management total solutions we provide to our customers. Our merchandising department is responsible for quality control during the production stage under the supervision of our chief executive officer. They monitor and inspect the apparel products produced from the time of production of proto samples (if required), procurement of raw materials to the apparel products being produced during inline production. We have established the following quality control measures during various critical points of our supply chain management process:

Quality control of fabric

Materials to be used in the production of apparel products are typically sourced by the third-party manufacturers. At the time when techpacks are provided to the third-party manufacturers, we will specify to them, among other things, the quality of fabrics and other materials that are required. It is the responsibility of the third-party manufacturers to source from their own sources, or from sources that we have introduced to them, the materials of appropriate quantity and quality. Any materials used in the production of salesman samples, pre-production samples and final apparel products, are checked by our merchandising staff to ensure that they meet our customer’s standards and/or requirements. Any materials that do not meet our customer’s standards and/or requirements will not be approved for pre-production or bulk production.

Certain customers may nominate specific suppliers to supply certain materials for the manufacture of apparel products to be sold to them. In these cases, we will obtain price quotations for such customers but we will not be responsible for the quality of such suppliers. However, we will still go through the necessary quality checks on the quality of the fabric supplied by such suppliers to ensure they meet our customers’ standards and/or requirements.

Quality control of apparel production

During the pre-production and the bulk production processes, our merchandising staff will visit the third-party manufacturers to ensure that the quality of the apparel products produced (including size, cutting and fabric) is within our customers’ specifications and the information contained in the techpacks. If they find any specifications that are not met, they will notify the third-party manufacturers for rectification measures to be taken. Inspections of semi-finished apparel products are carried out at various stages of the manufacturing process with a final detailed inspection to be carried out on the finished apparel products before the delivery of final products to our customers’ nominated destinations, which could be a designated port for shipment, our customer’s warehouse or the end customers. A final quality control inspection report is prepared by our merchandising staff which will cover, among other things, the number of pieces inspected, labelling requirements, packaging requirements and we will specify major and minor defects which may not be acceptable to our customers.

Corporate social responsibility checks

The apparel industry and end consumers are generally trending to more corporate social responsibility matters. Customers want to buy and connect with brands that care about the products and services they offer, who value the importance of an ethical supply chain and will incorporate social and human rights and environmental considerations into how they do business across the world. During the fiscal years ended September 30, 2023, 2024 and 2025, we had a customer that had their own supplier compliance package on corporate social responsibility matters that they expect all their suppliers to comply with. We understand that some of our other customers are working towards their own supplier compliance package that in the future will require our compliance. There may be additional costs we incur as we seek to meet the more stringent production standards that the industry is trending towards.

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We endeavor to boost the sustainability and transparency of the supply chains for our customers. As such, we will conduct human rights, environmental and good governance due diligence on each third-party manufacturer before we sign our purchase contract with them. We will also require each third-party manufacturer to sign a confirmation that they would abide by our code of conduct when they source raw materials and produce apparel products for our customers at the time of signing the purchase contract. The code of conduct provides, among other things, no child labor should be used, fair wages are paid, health and safety of the workers are being protected and no environmental pollution, which is generally consistent with our customer’s own supplier compliance package. In the case of a customer that has its own supplier compliance package on corporate social responsibility matters, we take extra care to inform the third-party manufacturers that produce their apparel products about their specific supplier compliance requirements.

Product return and feedback/complaints handling

It is a typical term in the sales contracts with our customers that customers could return or make claims for products with defects or incorrect quantity within 10 days after the date of receipt of the apparel products. If we receive any feedback or complaint from our customers, we will investigate which party should be held responsible for it. If any defect is caused by the third-party manufacturer engaged by us, we will negotiate a settlement with our customer (such as allowance for product returns or discounts) and then make a claim against such manufacturer. There were no product returns or other major claims or complaints from our customers during the fiscal years ended September 30, 2023, 2024 and 2025.

Logistics services

The method of delivery of finished apparel products to our customers is normally agreed between us and our customers on a case-by-case basis. Most of the sales contracts that we enter into with our customers with deliveries during the fiscal years ended September 30, 2023, 2024 and 2025 specify that the items sold are to be delivered to them on a FOB (free on board) basis, i.e., we are only required to pay for transportation of the goods to the port of shipment and loading costs. In other words, legal title to the apparel products will be transferred to our customers when they are loaded onto the ship and we will not be considered as an importer at the port of discharge. In these cases, we also include the corresponding term in the purchase contracts with third-party manufacturers that all goods ordered are to be delivered on FOB basis. Through this arrangement, we do not have to bear the risk of any damage caused to the apparel products or losses during the transit to our customers’ designated ports of shipment. As part of our supply chain management total solutions, we ensure that appropriate logistics for the delivery of the finished apparel products to the port specified by our customers are made by the third-party manufacturers generally two weeks before the scheduled delivery date.

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Apart from delivery on a FOB basis, we can also arrange for delivery on CIF (costs, insurance and freight), DDP (delivered duty paid) and FCA (free carrier) bases upon the request of our customers. Regardless of the delivery method agreed, we will request the relevant third-party manufacturer to deliver the finished apparel products to us with the same delivery method so that we do not have to bear the risk of any damage caused to the apparel products or losses during transit or keep any inventory of the apparel products.

As part of our supply chain management total solutions, we can also provide warehouse logistics services to our customers with such costs being built into our product costs. Our customers can request for the finished apparel products to be delivered to our warehouse in Hong Kong (at which point the legal title of the apparel products will pass to our customers) and we can help our customers store, pick and pack the apparel products and arrange for them to be shipped to our customers’ nominated destinations (which could be their brick-and-mortar stores or the end consumers). We can also set up showrooms for our customers in our office to help showcase their products to their business associates.

Seasonality

Our results from operations are affected by seasonal fluctuations in demand for our products. We experience higher sales volume and turnover in the time leading to Christmas and fall/winter season. Moreover, sales of certain products are subject to seasonality by nature. For example, sales of jackets and garment are generally higher in cooler seasons, and these products are also of higher value. Accordingly, various aspects of our operations, including sales, production capacity and utilization, working capital and operating cashflow, are exposed to the risks associated with seasonal fluctuations in demand for our products pattern, and our quarterly or interim results may not reflect our full-year results.

Marketing

We intend to use part of our proceeds to expand our marketing efforts, including attending trade fairs to expand our customer base through exposure to wholesale buyers; strengthening and increasing our online presence. We believe there is potential to create better brand awareness and possibly expand into direct to consumer sales through a presence on social media. We also intend to engage local third party marketing agencies or consultants in countries where our suppliers are based in order to help us develop a cohesive marketing program and to further strengthen our reputation and our customer relationships.

Our Business Model

We generally do not enter into long-term contracts with our customers and the third-party manufacturers, which we believe is the common practice in the apparel supply chain management service industry in Hong Kong. We generally sign our standard form sales contracts with our customers on a case-by-case basis after they have confirmed the order for a new batch of apparel for a new season. The sales contracts would normally include, among other things, details of customer, payment or credit terms, quantity in terms of pieces, trade terms (i.e. manner of shipment), delivery date, detailed list of apparel products to be ordered and total contract price. After we have signed a sales contract with a customer, we will sign our standard form purchase contract with the relevant third-party manufacturer as we do not own any manufacturing facilities. The purchase contracts would normally include, among other things, details of the third-party manufacturer, payment terms, quantity in terms of pieces, trade terms, delivery date, detailed list of apparel products to be ordered and total contract price.

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All sales contracts and purchase contracts have to be approved by Mr. Cheung, our executive director and chief executive officer, or in his absence, by our chief financial officer, Mr. Chak. All our sales are denominated in U.S. dollars and the purchases under the purchase contracts are also denominated in U.S. dollars. We normally match the trade terms under a sales contract with the back-to-back purchase contract so that the third-party manufacturer will deliver or ship the finished apparel products to the destination nominated by our customer, and we do not have to bear the risk of any damage or losses during transit nor maintain any inventory. However, the payment terms under a sales contract and the back-to-back purchase contract are subject to negotiation between ourselves and our customers on the one hand and between ourselves and the third-party manufacturer on the other, and hence will not match in most circumstances.

We generally request all our customers to provide a deposit to us at the signing of a sales contract, with the balance to be settled before shipment (for new customers) or up to 30 days after shipment (for recurring customers). In the case of recurring customers which have a good credit history with us, we may waive the requirement for a deposit and grant them a credit period of up to 45 days after shipment. Our customers typically pay us by telegraphic transfer, and we generally pay the third-party manufacturers by telegraphic transfer or letter of credit. Some third-party manufacturers request deposits from us at the signing of the purchase contract, with the balance or full payment to be settled up to 60 days after shipment. For the fiscal years ended September 30, 2023, 2024 and 2025, we did not have any material bad debts which were required to be written off.

In 2021, we entered into long-term service agreements with two customers as special arrangements during the Pandemic mainly because border controls and mandatory quarantine requirements during the Pandemic had made it difficult for them to manage the supply chain themselves. Such long-term service agreements were eventually terminated in 2022 and 2023, respectively. The service income derived from these two service agreements accounted for approximately 1.4%, 0% and 0% of our revenue during the fiscal years ended September 30, 2023, 2024 and 2025, respectively. At the date of this prospectus, we do not have any long-term agreements with our customers.

During the fiscal years ended September 30, 2023, 2024 and 2025, the apparel products that we sourced and sold directly to our customers comprised knitted and woven apparel products, such as t-shirts, trousers, dresses, shorts, sweaters and jackets for men, women and children, and t-shirts, jumpsuits and hoodies for pets. We also sold leather apparel products (such as jackets, pants, skirts and vests) and apparel-related accessories for humans (such as belts) and pets (such as bags and leashes). Due to the wide range of apparel products we sold during the fiscal years ended September 30, 2023, 2024 and 2025, the price per SKU of the apparel products ranged from approximately US$0.8 to US$372.6.

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Most of the apparel products we sourced and sold directly to our customers during the fiscal years ended September 30, 2023, 2024 and 2025 were made for female end-customers and the following are pictures of some of the apparel products we developed for a customer during this period:

Instead of charging our customers service fees for each type of supply chain management services we provide to them, we normally sell the finished products to our customers at a mark-up to cover the comprehensive supply chain management services we provide to them. As such, our revenue is generally correlated with the sales volume and the selling price of our apparel products, and is determined by our customers’ demand which, in turn, is influenced by the macro consumer market, the worldwide economy, the end consumers’ spending habits and our customers’ satisfaction with our services.

Competitive Landscape of the Apparel Supply Chain Management Industry in Hong Kong

The apparel supply chain management service industry in Hong Kong is highly fragmented and competitive. We believe that apparel supply chain management service providers generally compete on (i) reputation and certifications (such as ISO 9000, ISO 14000 and the Global Organic Textile Standard) which help to establish a service provider’s credentials; (ii) scope of services encompassing the entire supply chain process which may help to reduce production lead times and costs; (iii) scope and economies of scale which may help to lower production costs; (iv) financial risk management; and (v) credibility with apparel brand owners or retailers and manufacturers.

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Our Competitive Strengths

We believe we can achieve sustainable growth with the following competitive strengths:

Our management team possesses extensive apparel industry experience

Our ultimate controlling shareholder, executive director and chief executive officer, Mr. Cheung, has over 18 years of experience in the apparel industry and he is instrumental in the growth of our Group. As a veteran with established business connections in the field, he has attracted a lot of talent to join our management team, which includes our chairman and executive director, Mr. Sfez (who has worked with him for over 10 years), our chief financial officer, Mr. Chak (who has worked with him for over 10 years) and the heads of our product development department and the merchandising department, each having approximately 30 years of experience in their respective fields of expertise, possesses extensive apparel industry knowledge and experience and has considerable experience in working with renowned international fashion labels. With a highly experienced management team, we believe that we are well placed to develop sustainable business strategies, anticipate changes in fashion trends and styles, assess and manage risks as well as to capture profitable market opportunities. We believe that our management team possesses the necessary experience, qualifications, commitment and leadership skills to manage and sustain our business, which helps us to attract and retain customers despite our short operating history and to ensure that our business continues to develop and grow in the long run, as evident by the recurring orders from our customers and the growing number of new customers.

Our apparel supply chain management services offer total solutions to our customers

We offer our customers total solutions for their complete apparel design and procurement needs. Our solutions target the complete needs of our customers from initial market trend analysis to design and product development, sourcing, production management, quality control and logistics services. We target mid-sized brand owners and retailers with limited resources, with whom we co-develop designs and collaborate on product development, thus enabling our customers which generally do not have any presence or operations in Hong Kong to do business without having the complexity and cost of operating their own regional sourcing office. Our extensive experience and expertise in the field and our business network have helped our customers to operate their business in a more cost-effective and efficient manner.

We have built a good relationship with an established network of experienced third-party manufacturers

During the fiscal years ended September 30, 2023, 2024 and 2025, we have worked with 39 third-party manufacturers, some of which have manufacturing facilities in the PRC and Vietnam. Some of these manufacturers also have factories in Bangladesh and Cambodia, and, in the future, we may utilize these facilities. As veterans in the apparel industry, our management team has established close working relationships with a wide network of experienced third-party manufacturers with different technical capabilities, to enable us to target the specific needs and demands of our customers by appointing the appropriate third-party manufacturer(s) to produce the apparel products for them in a cost-effective, efficient and timely manner.

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We have a diversified range of customers

Our total number of customers increased from 10 in the fiscal year ended September 30, 2023 to 71 in the fiscal year ended September 30, 2024, including eight recurring clients, and decreased to 23 customers in the fiscal year ended September 30, 2025, of which 12 were recurring customers. The decrease in the number of customers was mainly due to the dropping of the small customers that were not profitable to the Company. Our customers are based in Western Europe, North America and the Middle East, and we have managed to develop a range of customers in terms of geographical locations as well as design and technical needs. We believe that a diversified range of customers provides us with exposure to new cultures, demands and needs and thus enable us to widen our design and supply chain management capabilities which, in turn, will better equip us to serve our existing and new customers. Furthermore, we believe it will also help us to minimize our concentration risk and may help to steer us through rough times due to regional economic or political turmoil.

We have stringent quality assurance and control measures

As an apparel supply chain management service provider, our customers rely on us to ensure that the apparel products we source for them meet their specifications. Our merchandising department is responsible for quality control during the production stage under the supervision of our chief executive officer and they monitor and inspect the apparel products produced from the time of production of proto samples (if required), procurement of raw materials to the apparel products being produced during inline production. Third-party manufacturers are also responsible for the sourcing of raw materials for the apparel products and they are required to undergo our vetting process to ensure that they are technically capable, socially responsible, financially sound and that their operations are in compliance with or aligned to international manufacturing guidelines or practices and local regulations. Please see “Our Services” above for details. With these stringent quality assurance and control measures throughout our apparel supply chain management, we gain the trust and confidence of our customers as evident by the recurring orders from our customers and the growing number of new customers.

We operate in a cost effective and asset-light manner

We managed to provide supply chain management total solutions to our customers with minimal staff and overhead costs and a relatively simple business structure. We do not own any manufacturing facilities and we generally arrange for third-party manufacturers to deliver the finished apparel products to our customers in accordance with the sales contracts we signed with our customers. As such, we do not have any inventory holding risks and we are not liable for damages or losses during the transit of the finished apparel products to our customers’ nominated destinations. We are flexible with the services that we can offer to our customers and our ability to operate in a financially prudent manner helps to ensure our profitability.

Business Strategies

We plan to leverage our ultimate controlling shareholder, executive director and chief executive officer, Mr. Cheung’s experience and established business connections to continue to sell quality apparel products and provide supply chain management total solutions to our customers as well as to expand into the retail sector by developing our own brand of quality human apparel products.

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Our Growth Strategies

Mr. Cheung observed that quarantining and working from home during the Pandemic had a profound effect on how people shopped and the type of clothing they purchased. He also observed that apparel businesses with a strong online presence, several manufacturing locations and an ability to quickly adjust their merchandise were better able to withstand the Pandemic’s impact. He envisaged that if we were to leverage his experience in supply chain management total solutions (which include market trend analysis, design and product development, sourcing, production management, quality control and logistics services) and his business connections with other industry players in the field (such as third-party manufacturers and material suppliers), we could build on our core business by developing our own brands and/or through acquisition of brands/ brand licenses to sell quality apparel products for humans to customers in both retail and wholesale levels in Asia as well as distributing our customers’ apparel products on our sales platforms which can be a combination of both online, social media platforms, and brick-and-mortar stores. Given our customers are mainly mid-size brand owners and apparel companies that generally do not have a presence or any operations in Asia, having our own sales platforms servicing as their sales channel may work to our mutual benefit and help to widen our service capability as well as sources of revenue.

We plan to offer our apparel products via multi channels which may include strategically located brick and mortar channels, online channels, and social media platforms where customers can place orders for them through our website, mobile app, social media accounts or the brick-and-mortar store(s) that coped with strategically placed promotional materials and price strategies. We can also adopt a just-in-time inventory system to minimize the inventory of our apparel products and the obsolescence of such inventory. This business model will involve rapid design, production, distribution and marketing, and will allow us to pull large quantities of greater product variety as well as to meet the latest and newest trends and allow customers to get more style of value-for-money products.

To implement this new business, we plan to (i) expand our design and product development department, merchandising department and logistics department; (ii) set up a sales, marketing and distributions department and an information technology department; (iii) hire more inhouse designers to support our product development department and hire more merchandisers for sourcing and production management; (iv) acquire state-of-the-art computer aided design software and tools for use by our designers; (v) expand our warehouse; (vi) revamp our current website and build a new mobile app; and (vii) upgrade our enterprise resource planning (“ERP”) system, to cater for this new business. We expect that our total head count will be increased to at least 25 by 2026.

We also plan to obtain the rights from more labels to distribute their apparel products on our sales platforms. We believe this new business will complement our core business in selling quality apparel products and the provision of supply chain management total solutions to customers as we can cross-sell such services to customers which only utilize our sales platforms. There may be additional costs and infrastructure required in order to build out these direct sales capabilities.

While implementing the above strategies and business plans, we will seek to adhere to prudent financial management to ensure sustainable growth and capital sufficiency.

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Real Property

We currently operate in the following three leased premises in Hong Kong:

Location	Usage	Lease period	Monthly rent (HK$)	Approximate gross floor area

5th Floor, AIA Financial Centre 712 Prince Edward Road East San Po Kong, Kowloon Hong Kong	Head office, showrooms and warehouse	September 1, 2023 to August 31, 2026	236,980	11,849 square feet

Flat 4A, Chiap King Industrial Building 114 King Fuk Street San Po Kong, Kowloon Hong Kong	Warehouse and logistics center	August 1, 2023 to March 24, 2028	70,000	5,399 square feet

Flat A, 61/F Block 2, Harbourfront Landmark, No. 11 Wan Hoi Street, Kowloon, Hong Kong	Staff quarter	June 1, 2025 to May 31, 2027	70,000	2,139 square feet

Business Development

We strive to maintain good business relationships with our customers. Our ultimate controlling shareholder, executive director and chief executive officer, Mr. Cheung, with the support of our chairman and executive director, Mr. Sfez, is responsible for fostering, building and maintaining our relationship with customers and keeping abreast of market developments and potential business opportunities.

Pricing Model

In cases where we sell the finished products to our customers at a mark-up to compensate us for the comprehensive supply chain management services we provide to them, the price of apparel products we quote to our customers will depend primarily on, among other things, the quality and quantity of raw materials used, technical complexity of the design and details that are required to be incorporated in the apparel product and the number of SKU. For apparel products that are more technically demanding, we normally charge a higher profit margin. When determining the price of apparel products offered to our customers, we generally take into consideration, among other things, the production costs as quoted to us by the third-party manufacturers, the cost of materials (if required to be separately procured) and our expected margins. As our production cost is fixed at the time we offer our pricing to our customers, any fluctuation or changes to raw material costs would be borne by the third-party manufacturers.

In cases where we charge our customers service fees for the specific supply chain management services we provide to them, the service fees we quote to our customers will depend primarily on, among other things, the type of services involved, the time and skills required to provide the relevant services, our operating costs and the price of similar services in the market.

Customers

We serve a range of customers spanning from Western Europe, North America and the Middle East and East Asia. Our customers mainly comprise mid-size brand owners and apparel companies and certain of them have comprehensive operations with private labels that are sold internationally and locally. They generally do not have a presence or any operations in Hong Kong. Our total number of customers increased from 10 in the fiscal year ended September 30, 2023 to 71 in the fiscal year ended September 30, 2024, including eight recurring clients, and decreased to 23 customers in the fiscal year ended September 30, 2025, of which 12 were recurring customers. The decrease in the number of customers was mainly due to the dropping of the small customers that were not profitable to the Company. The top three customers contributed approximately 93.0%, 77.7% and 72.0% of our revenue during the fiscal years ended September 30, 2023, 2024 and 2025, respectively, of which three and four customers accounted for 10% or more of our total revenue for the fiscal years ended September 30, 2023, 2024 and 2025, respectively. Those top three customers accounted for approximately 48.0%, 33.2%, and 11.8% of our total revenue for the fiscal year ended September 30, 2023; and those top three customers accounted for approximately 28.5%, 25.4%, and 23.7% of our total revenue for the fiscal year ended September 30, 2024; and those four customers accounted for 32.7%, 26.7%, 12.6% and 12.4% of our total revenue for the fiscal year ended September 30, 2025.

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We decide whether to pursue a business relationship with a customer based on, among other things, the projected number of orders and size of orders in terms of SKU that we expect to receive from such customer and their historical trading record with us (if any). Some customers provide us with their respective purchase projections for the coming year on an annual basis in the last quarter of each calendar year with their estimate of the quantity of apparel products required for each fashion season (i.e. either Spring/Summer or Fall/Winter). Such purchase projections provide an indication of the quantity of apparel products required by our customers for each fashion season. In order to minimize our credit risk, we conduct desktop searches and credibility checks on all new customers before accepting any orders from them. We generally do not enter into long-term contracts with our customers and sales contracts are negotiated and signed with our customers on a case-by-case basis. We generally commence discussions with our customers for new orders approximately six to seven months before a new batch of apparel products are offered for a new season.

Suppliers

During the fiscal years ended September 30, 2023, 2024 and 2025, all our suppliers were third-party manufacturers. We have worked with a total of 39 third-party manufacturers, some of which have manufacturing facilities in the PRC, Vietnam, Bangladesh and Cambodia. The majority of the finished apparel products purchased in the fiscal years ended September 30, 2023, 2024 and 2025 were manufactured in the PRC.

We have a diversified base of third-party manufacturers with different technical capabilities, so we can choose the most suitable one for our customers based on their needs and specifications. We generally obtain quotations from two to three third-party manufacturers and negotiate various terms of engagement with them, including the total production costs, payment terms, delivery method and schedule before presenting our price quote to our customer. We generally do not enter into long-term contracts with our suppliers. For the fiscal years ended September 30, 2023, 2024 and 2025, aggregate purchases from our five largest suppliers accounted for approximately 63.1%, 77.8% and 80.6% of our total purchases, respectively, of which 3, 2 and 3 suppliers accounted for 10% or more of our total purchases for the fiscal years ended September 30, 2023, 2024 and 2025, respectively. They accounted for approximately 20.9%, 13.1% and 11.9% of our total purchases for the fiscal years ended September 30, 2023, 36.9% and 17.4% of our total purchases for the fiscal years ended September 30, 2024, and 31.9%, 17.3% and 14.9% of our total purchases for the fiscal years ended September 30, 2025, respectively.

Employees

At the date of this prospectus, we had a total of 17 employees and the number of our employees classified by function was as follows:

Management	3
Product development	2
Merchandising	5
Logistics	3
Finance & Administration	4
Total:	17

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All our employees are local and they are not covered by collective bargaining agreements. We offer competitive salaries, discretionary performance-based bonuses and a defined contribution to an MPF scheme to our employees. We have complied with the statutory minimum wage requirement provided under the Minimum Wage Ordinance for the fiscal years ended September 30, 2023, 2024 and 2025 and consider our labor practices and employee relations to be good.

Intellectual Property

We provide our apparel supply chain management services under the brand name of “707.” We do not have any registered trademark, but we have registered the domain name http://www.707limited.com.

In Hong Kong, design elements of a wide range of products such as the shape, configuration, pattern or ornament of an article can be registered as registered designs provided that they appeal to and can be judged by the eye in the finished article. Owners of registered designs have the right to prevent others from manufacturing, importing, using, selling or hiring out their design products. We understand the importance of design and we endeavor to ensure that the design of the apparel products for our customers should not be in breach of any third-party intellectual property rights, in particular, design rights. Our sales contracts generally provide that all design rights created during our design process for our customers belong to our customers. To ensure that the design of the apparel products for our customers does not infringe any third-party rights, our product development staff are required to adopt the following work procedures:

(i)	all design work should be sufficiently documented with customer’s name/brand name and the relevant season (e.g. Fall/Winter 2023);

(ii)	all market trend analysis should be properly saved;

(iii)	prior to using, among other things, any graphics, images, patterns and designs provided by our customers, steps should be taken to diligently ensure that the intellectual property belongs to our customer or to ensure such designs do not belong to others, including (a) conducting desktop analysis which includes searches on online databases available at the governmental intellectual property offices in Hong Kong, the PRC and other jurisdictions that are relevant to our customers; (b) performing general searches using web search engines and a photo sharing website; (c) visiting websites of well-known international brands to conduct similarity test for possible intellectual property rights infringement; and (d) obtaining confirmation from our customers that the images or designs to be used in production are owned by them before we commence any design work;

(iv)	all changes to any designs should be tracked and saved until the final adopted versions;

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(v)	each final design draft should be approved by our chief executive officer, and when approving the design, we adopt the general principle that following a trend is fine but exact or substantially similar design should always be avoided;

(vi)	consult our chief executive officer in cases of any potential infringement; and

(ii)	if required, obtain legal advice to ensure that there is no infringement before we proceed to manufacture the apparel products.

To our best knowledge, we have not been involved in any proceedings with regard to, and we have not received notice of any claims or infringement of, any intellectual property rights that may be threatened or pending, in which we may be involved either as a claimant or respondent.

Cyber Security

We have the legal obligation to protect the personal data and confidential information of our customers. Therefore, to ensure the adherence to such obligations, we implement a number of internal control measures on our information technology systems, including (i) installing various firewalls and anti-virus software to protect our information technology systems from cyber security breaches such as unauthorized access, hacking and computer viruses; (ii) requiring proper approval for any request for firewall modification; (iii) recording and reviewing unusual situation and suspicious activity, and taking and properly documenting all follow-up actions immediately; (iv) enabling password protection for and restricted access (i.e. to designated personnel in accordance with their roles and responsibilities) to files that contain confidential personal information, and the staff in charge should ensure that password access will not be granted to unauthorized personnel; (v) enabling individual user’s password protection known only to the user for each computer, including password protected screen for all mobile equipment; (vi) reviewing access rights to computers on an annual basis, and access rights of all employees, contractors and third-party users to information and information processing facilities will be removed upon termination of their employment, contract or agreement, or otherwise adjusted; (vii) requiring the destruction of confidential files, products and devices to be made in a secure manner; and (viii) reminding computer users to avoid downloading unauthorized and suspicious software that could potentially compromise data security. Moreover, we perform system backup instantly using cloud technology.

We will continuously monitor and improve our internal control procedures to ensure that it is in line with the growth of our business and good corporate governance practice.

Insurance

We believe we maintain adequate insurance which includes without limitation (i) office content all risks (excluding stock) insurance covering business interruption, money & assault, public liability and employees’ compensation; (ii) property all risk insurance for the warehouse; (iii) credit insurance covering unpaid receivables; and (iv) group medical insurance. We believe that our existing insurance coverage is in line with the industry practice in Hong Kong and is customary for a business of its nature and size. We will continue to review our insurance coverage and where appropriate, make necessary and appropriate adjustments to align with our changing needs.

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Litigation and Other Legal Proceedings

At the date of this prospectus, we are not party to any claim, litigation or arbitration of material importance and there was no claim, litigation or arbitration of material importance known to our directors to be pending or threatened against us which could have a material adverse effect on our business, results of operations or financial conditions.

Corporate Structure

Our Company was incorporated in the Cayman Islands on February 2, 2024 under the Companies Act as an exempted company with limited liability. Our authorized share capital is US$500,000 divided into 500,000,000 shares of a par value of US$0.001 each, comprising (a) 400,000,000 Class A Ordinary Shares of a par value of US$0.001 each and (b) 100,000,000 class B ordinary shares of a par value of US$0.001 each. Our Ordinary Shares were reclassified into Class A Ordinary Shares and Class B Ordinary Shares effective as of December 19, 2025. Following incorporation, our share capital was held 100% by JME as to 999,999 Ordinary Shares. On March 19, 2024, Goldstone and Long Vehicle acquired 46,000 and 46,000 Ordinary Shares from JME, representing 4.60% and 4.60% of the entire issued share capital of our Company, and on March 20, 2024, Expert Core and Harmony Prime acquired from JME 49,000 and 49,000 Ordinary Shares, representing 4.90% and 4.90% of the entire issued share capital of our Company. On 26 August 2024, one Ordinary Share was allotted and issued to JME in consideration of Mr. Cheung transferring 707IL to our Group. Historically, our Group was comprised of 707IL. We completed a share swap transaction on August 26, 2024 whereby the entire share capital of 707IL was transferred to Beta Alpha resulting in our Group being comprised of Beta Alpha and 707IL as our direct and indirect wholly-owned subsidiaries, respectively. On October 9, 2024, for the purpose of maintaining proportional shareholdings before and after the IPO Offering and taking into account the Company’s valuation and the requirements of the public float requirement of Nasdaq Capital Market, each of our then Shareholders, namely JME, Goldstone, Long Vehicle, Expert Core and Harmony Prime were allocated 15,520,000 Ordinary Shares, 883,200 Ordinary Shares, 883,200 Ordinary Shares, 940,800 Ordinary Shares and 940,800 Ordinary Shares, respectively, for cash at par to effectively implement a forward split. We sold 1,750,000 Ordinary Shares and the IPO Selling Shareholder sold 750,000 Ordinary Shares pursuant to the IPO Offering.

The Equity Line of Credit

On November 20, 2025, we entered into an Equity Purchase Agreement (the “ELOC Purchase Agreement” or “ELOC”) with Hudson Global Ventures, LLC (the “Investor”), pursuant to which the Company has the right, but not an obligation to sell to the Investor, up to 100,750,360 Class A Ordinary Shares, par value $0.001 each at the Company’s sole discretion over the next 24 months, of which the Company is currently registering 48,750,360 Class A Ordinary Shares, subject to certain conditions precedent and other limitations, to include (i) up to 48,000,000 Class A Ordinary Shares that we may elect, in our sole discretion, to issue and sell to the Investor, from time to time from and after the commencement date under the ELOC Purchase Agreement, and, subject to applicable stock exchange rules, and (ii) 750,360 Class A Ordinary Shares (the “Commitment Shares”) issuable to the Investor as commitment shares under the ELOC Purchase Agreement (assuming a value of $0.20 per share, the closing price of our Class A Ordinary Shares on the Nasdaq Capital Market on January 20, 2026).

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To this, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a put notice from time to time, to purchase the ELOC Shares (i) in a minimum amount not less than $25,000.00 and (ii) in a maximum amount up to the lesser of (a) $2,000,000 or (b) 200% of the average trading volume of the our Class A Ordinary Shares on the Nasdaq during the three (3) Trading Days immediately preceding the respective put notice date multiplied by the lowest closing price of our Class A Ordinary Shares on the Nasdaq during the three (3) trading days immediately preceding the respective put notice date. The Company’s right to issue a put notice for the ELOC Shares as was and will remain to be subject to general terms and conditions as stipulated under the ELOC, including there being an effective registration statement covering the ELOC Shares.

Pursuant to the ELOC, we may now issue and sell up to $18 million of ELOC Shares to the Investor. At this time, we are registering 48,000,000 ELOC Shares The price at which we may issue and sell ELOC Shares will be the lesser of (i) 90% of the average of the three (3) lowest traded prices of our Class A Ordinary Shares during the ten (10) trading days immediately preceding the respective put date (the “Initial Purchase Price”) or (ii) 90% of the lowest traded price of the Ordinary Shares during the three (3) trading days immediately following the respective clearing date associated with the Ordinary Shares from the applicable put notice (the “Market Price”), in each case as reported by Quote stream or other reputable source designated by the Selling Shareholder.

The obligation of the Investor to purchase shares of ELOC Shares under the ELOC begins on the date of the ELOC Purchase Agreement, subject to the satisfaction of the conditions set forth in the ELOC Purchase Agreement (including that a registration statement that we agreed to file with the SEC pursuant to the registration rights agreement remains effective), and ends on the earlier of (i) the date on which the Investor shall have purchased ELOC Shares pursuant to the ELOC Purchase Agreement equal to the Maximum Commitment Amount, (ii) twenty-four (24) months after the date of the ELOC Purchase Agreement (the “Commencement Date”), (iii) written notice of termination by us, or (iv) the registration statement is no longer effective after the initial effective date of the registration statement, or (v) our bankruptcy or similar event (the “Commitment Period”). We have, and will continue to control the timing and amount of any sales of the ELOC Shares to the Investor.

During the Commitment Period, the purchase price to be paid by the Investor for the ELOC Shares under the ELOC Purchase Agreement will be the lesser of (i) the Initial Purchase Price or (ii) the Market Price. The actual amount of proceeds we receive pursuant to each put notice is to be determined by multiplying the amount requested in the put notice by the applicable purchase price.

Additionally, a put notice shall not be deemed delivered to the Investor during the period beginning on the Put Date of the immediately prior put notice and continuing through the date that is three (3) Trading Days following the Clearing Date (as defined in the ELOC Purchase Agreement) associated with the immediately prior put notice (the “Cooldown Period”), provided, however, that the respective Cooldown Period shall not apply to the immediately prior put notice if (i) the ELOC Shares for the immediately prior put notice have been delivered to the Selling Shareholder pursuant to the terms of the ELOC Purchase Agreement, and (ii) the trading volume of our Class A Ordinary Shares on any trading day during the respective Cooldown Period exceeds 400% of the total Class A Ordinary Shares of the immediately prior put notice.

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The net proceeds from sales, if any, under the ELOC Purchase Agreement, will depend on the frequency and prices at which we sell shares to the Investor. To the extent we sell ELOC Shares under the ELOC Purchase Agreement, we currently plan to use any proceeds therefrom for working capital and other general corporate purposes.

In relation to the ELOC Shares, the Company also entered into a registration rights agreement, dated November 20, 2025 (the “Registration Rights Agreement”) with the Investor, pursuant to which the Company agreed to submit to the SEC an initial registration statement on Form F-1 (the registration statement, as amended, the “Registration Statement”) within thirty (30) calendar days from the date of the ELOC Purchase Agreement, covering the resale of the Commitment Shares and the Common Shares issuable pursuant to the ELOC, which may have been, or which may from time to time be, issued under the ELOC Purchase Agreement for public resale, and to use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC. The Company is filing the current registration statement further to the aforementioned Registration Rights Agreement. One-half of the Commitment Shares is freely transferable upon the effectiveness of the Registration Statement with the balance one-half freely transferrable after three business days from the closing of the exercise of the first put option.

The ELOC Purchase Agreement and the Registration Rights Agreement contain customary registration rights, representations, warranties, conditions and indemnification obligations by each party. The representations, warranties and covenants contained in the ELOC Purchase Agreement were made only for purposes of the ELOC Purchase Agreement and as of specific dates, were solely for the benefit of the parties to such agreements and are subject to certain important limitations.

Effect of Performance of the Equity Purchase Agreement on Our Shareholders

All 48,000,000 ELOC Shares registered under this offering which may be issued or sold by us to the Investor are expected to be freely tradeable. It is anticipated that shares registered in this offering that are to be issued pursuant to the ELOC Purchase Agreement will be sold over a period of up to 24-months commencing on the Commencement Date. The sale by the Investor of a significant amount of shares registered in this offering at any given time could cause the market price of our Common Shares to decline and to be highly volatile. Sales of ELOC Shares to the Investor, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Investor all, some or none of the shares of the ELOC Shares that may be available for us to sell pursuant to the ELOC Purchase Agreement, except for the part of the Facility already used and utilized. If and when we do sell shares to the Investor, after the Investor has acquired the shares, the Investor may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to the Investor by us under the ELOC Purchase Agreement may result in substantial dilution to the interests of other holders of our Common Shares. In addition, if we sell a substantial number of shares to the Investor under the ELOC Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Investor may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any sales of our shares to the Investor and the ELOC Purchase Agreement may be terminated by us at anytime at our discretion without any cost to us.

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Pursuant to the terms of the ELOC Purchase Agreement, we have the right, but not the obligation, to direct the Investor to purchase up to $18 million of ELOC Shares, of which we are registering 48,000,000 ELOC Shares at this time. Depending on the price per share at which we sell our common share to the Investor pursuant to the ELOC Purchase Agreement, we may need to sell to the Investor under the ELOC Purchase Agreement more shares of our Common Shares than are offered under this prospectus in order to receive aggregate gross proceeds equal to the $18,000,000 total commitment available to us under the ELOC Purchase Agreement, as we are currently only registering shares at this time to receive aggregate gross proceeds equal to $9,600,000 (assuming a trading price of $0.20 per share of Class A Ordinary Shares based on the January 20, 2026 closing price). If we choose to do so, we must first register for resale under the Securities Act such additional shares of our Class A Ordinary Shares, which could cause additional substantial dilution to our shareholders. The number of shares ultimately offered for resale by the Investor under this prospectus is dependent upon the number of shares we direct the Investor to purchase under the ELOC Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from the Investor from the sale of 48,000,000 shares of the ELOC Shares that we are registering hereby that we may issue and sell to the Investor in the future under the ELOC Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Class A Ordinary Shares to be Issued if Full Purchase (1)	Percentage of Outstanding Shares of Class A Ordinary Shares After Giving Effect to the Sales to the Investor (2)	Gross Proceeds from the Future Sale of Class A Ordinary Shares to the Investor under the ELOC (1)
$0.50		48,000,000	248.9%	$24,000,000
$0.25		48,000,000	248.9%	$12,000,000
$0.20	(3)	48,000,000	248.9%	$9,600,000
$0.15		48,000,000	248.9%	$7,200,000
$0.10		48,000,000	248.9%	$4,800,000
$0.08		48,000,000	248.9%	$3,840,000

(1) $9,600,000 of such shares may be issued and sold to the Investor for cash consideration in purchases under the ELOC Purchase Agreement from time to time, at our sole discretion, during the 24-month period commencing on the Commencement Date, which may or may not cover all the shares of our Common Shares we ultimately sell to the Investor under the ELOC Purchase Agreement, if any, depending on the purchase price per share. We have included in this column 48,000,000 shares that we may issue and sell to the Investor for cash consideration in purchases under the ELOC Purchase Agreement that are being registered for resale in the offering made by this prospectus at this time, without regard for the beneficial ownership cap in the ELOC Purchase Agreement that provides that the Investor will not be required to purchase any shares of the ELOC Shares if such sale would result in the Investor’s beneficial ownership exceeding 4.99% of the then issued and outstanding shares of the Company’s Common Shares. The Investor has a right to require that the Company register a total of $18,000,000, of which $9,600,000 are being registered at this time, assuming a trading price of $0.20 per Class A Ordinary Share.

(2) The denominator is based on 19,284,360 shares of our Class A Ordinary Shares outstanding as of January 20, 2026 (which includes 18,534,000 Class A Ordinary Shares and 750,360 Commitment Shares). The numerator is based on the number of shares of our Common Shares set forth in the adjacent column.

(3) The closing sale price per share of our Class A Ordinary Shares on January 20, 2026 is $0.20.

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The following diagram illustrates our corporate structure as of the date of this prospectus:

Implications of Being a “Controlled Company”

As at the date of this prospectus, JME is the beneficial owner of an aggregate of 15,612,000 Common Shares which will represent 59.27% of the then total issued and outstanding Common Shares (of which 7,806,000 are Class A Ordinary Shares and 7,806,000 are Class B Ordinary Shares). As a result, we will be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and therefore eligible for certain exemptions from the corporate governance requirements of the Nasdaq listing rules. For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors;
●	an exemption from the rule that director nominees be selected or recommended for selection by either a majority of the independent directors or a nomination committee comprised solely of independent directors; and
●	an exemption from the rule that a majority of our board of directors consist of independent directors.

As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements although we currently do not intend to rely on the exemptions.

In addition, our controlling shareholder will be able to exert significant control over our management and affairs, including approval of significant corporate transactions. Our status as a controlled company could cause our Class A Ordinary Shares to look less attractive to certain investors or otherwise harm our trading price. As a result, the investors will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

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Implications of Our Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting for two years.

We will take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which the fifth anniversary of the completion of this Offering occurs, (2) the last day of the fiscal year in which we have total annual gross revenue of at least US$1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the prior December 31, and (4) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have included two years of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting, are not required to provide a compensation discussion and analysis, are not required to provide a pay-for-performance graph or chief executive officer pay ratio disclosure, and may present only two years of audited financial statements and related MD&A disclosure.

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Implications of Our Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance listing requirements. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of Nasdaq.

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THE OFFERING

Securities being offered by the Investor:	The ELOC Shares that we may elect, in our sole discretion, to issue and sell to the Investor, from time to time from, in a maximum offering amount of up to $9,600,000, based on the closing price of our shares on the Nasdaq on January 20, 2026, of $0.20 per share.

Common Shares outstanding immediately prior to this offering:	26,340,000 Common Shares, of which 18,534,000 are Class A Ordinary Shares and 7,806,000 are Class B Ordinary Shares.

Common Shares to be outstanding after this offering:	75,090,360 Common Shares, of which 67,284,360 are Class A Ordinary Shares and 7,806,000 are Class B Ordinary Shares.

Use of proceeds:	We will not receive any proceeds from any sale of the ELOC Shares by the Investor. However, we may receive up to and not exceeding $9,600,000 in aggregate gross proceeds from the Investor under the ELOC Purchase Agreement in connection with sales of our ELOC Shares to the Investor registered hereunder pursuant to the ELOC Purchase Agreement after the date of this prospectus. We intend to use any proceeds from the facility for working capital and general corporate purposes. For more information on the use of proceeds, see “Use of Proceeds”.

Dividend policy:	We have never declared or paid any dividends on our Common Shares. We do not anticipate paying any dividends in the foreseeable future. We currently intend to retain any future earnings to fund business development and growth, and we do not expect to pay any dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant.

Risk factors:	Investing in our Securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 29.

Plan of Distribution:	The Investor may sell all or a portion of the ELOC Shares beneficially owned by them and offered hereby from time to time directly in a number of different ways. Registration of the ELOC Shares covered by this prospectus does not mean, however, that such shares necessarily will be offered or sold. See “Plan of Distribution.”

Trading market and symbol:	Our Common Shares are listed on the Nasdaq Capital Market under the symbols “JEM”. The Common Shares offered hereby will trade on the Nasdaq Capital Market under the symbol “JEM.”

Transfer agent:	The transfer agent and registrar for our Common Shares is Transhare Corporation.

(1)	The total number of Class A Ordinary Shares and Class B Ordinary Shares as at the date hereof is 26,340,000.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus, including the risks described under the heading “Risk Factors” in our prospectus for the Offering, which we filed with the SEC on June 9, 2025, as updated by other reports and documents we file with, or furnish to, the SEC and that are incorporated by reference herein. Please see the sections of this prospectus entitled “Where You Can Find Additional Information” and “Documents Incorporated by Reference.” If one or more of those risks is realized, that could adversely impact our business, financial condition or results of operations.

Risks related to this offering and ownership of our securities

It is not possible to predict the actual number of ELOC Shares, if any, we will sell under the ELOC Purchase Agreement to the Investor, or the actual gross proceeds resulting from those sales.

Effective as of November 20, 2025, we entered into the ELOC Purchase Agreement with the Investor, pursuant to which the Investor committed to purchase up to $18,000,000 of shares of the Company’s Class A Ordinary Shares, subject to certain limitations and conditions set forth in the ELOC Purchase Agreement, of which we are registering $9,800,000 pursuant to this prospectus (assuming a trading price of $0.20 per share of our Class A Ordinary Shares, which was the closing price on January 20, 2026). The Class A Ordinary Shares that may be issued under the ELOC Purchase Agreement may be sold by us to the Investor at our discretion from time to time.

We generally have the right to control the timing and amount of any sales of the ELOC Shares to the Investor under the ELOC Purchase Agreement. Sales of the ELOC Shares, if any, to the Investor under the ELOC Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Investor all, some or none of the ELOC Shares that may be available for us to sell to the Investor pursuant to the ELOC Purchase Agreement.

Because the purchase price per share to be paid by the Investor for the ELOC Shares that we may elect to sell to the Investor under the ELOC Purchase Agreement, if any, will fluctuate based on the market prices of or Class B Ordinary Shares prior to each issuance made pursuant to the ELOC Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of ELOC Shares that we will sell to the Investor under the ELOC Purchase Agreement, the purchase price per share that the Investor will pay for shares purchased from us under the ELOC Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by the Investor under the ELOC Purchase Agreement, if any.

Moreover, if we elect to sell to the Investor all of the 48,000,000 shares of the ELOC Shares being registered for resale under this prospectus, depending on the market price of Class A Ordinary Shares prior to each advance made pursuant to ELOC Purchase Agreement, the actual gross proceeds from the sale of all such shares may be substantially less than the $9,600,000, available to us under the ELOC Purchase Agreement, which could materially adversely affect our liquidity.

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If it becomes necessary for us to issue and sell to the Investor under the ELOC Purchase Agreement more than the 48,000,000 shares of the ELOC Shares being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to $9,600,000 under the ELOC Purchase Agreement, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Investor of any such additional shares of the ELOC Shares we wish to sell from time to time under the ELOC Purchase Agreement, which the SEC must declare effective. Any issuance and sale by us under the ELOC Purchase Agreement of the ELOC Shares in addition to the 750,360 shares of the Commitment Shares being registered for resale by the Investor under the registration statement that includes this prospectus could cause additional dilution to our stockholders.

We are not required or permitted to issue any ELOC Shares under the ELOC Purchase Agreement if such issuance would breach our obligations under the rules or regulations of Nasdaq. In addition, the Investor will not be required to purchase any shares of the ELOC Shares if such sale would result in the Investor’s beneficial ownership exceeding 4.99% of the then issued and outstanding shares of the Company’s Common Shares. Our inability to access a part or all of the amount available under the ELOC Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business.

Investors who buy ELOC Shares from the Investor at different times will likely pay different prices.

Pursuant to the ELOC Purchase Agreement, we will have discretion, to vary the timing, price and number of shares sold to the Investor. If and when we elect to sell the ELOC Shares to the Investor pursuant to the ELOC Purchase Agreement, after the Investor has acquired such ELOC Shares, the Investor may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices. As a result, investors who purchase shares from the Investor in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Investor in this offering as a result of future sales made by us to Investor at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Investor under the ELOC Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Investor may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

The sale of a substantial amount of ELOC Shares in the public market could adversely affect the prevailing market price of our Common Shares.

We are registering for resale 48,000,000 of ELOC Shares and 750,360 Commitment Shares. Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our Class A Ordinary Shares. We cannot predict if and when the Investor may sell such shares in the public markets. Furthermore, in the future, we may issue additional Ordinary Shares or other equity or debt securities convertible into Ordinary Shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our share price to decline.

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Future sales of our Common Shares may further dilute the Common Shares and adversely impact the price of our Common Shares.

As of January 16, 2026, we had 26,340,000 Common Shares issued and outstanding, of which 18,534,000 are Class A Ordinary Shares and 7,806,000 Class B Ordinary Shares. If the holder of our free trading shares wanted to sell these shares, there might not be enough purchasers to maintain the market price of our Common Shares on the date of such sales. Any such sales, or the fear of such sales, could substantially decrease the market price of our Common Shares and the value of your investment.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Common Shares or other securities convertible into or exchangeable for our Common Shares that could result in further dilution to the investor purchasing our Common Shares in this offering or result in downward pressure on the price of our Common Shares. We may sell our Common Shares or other securities in any other offering at prices that are higher or lower than the prices paid by the investor in this offering, and the investor purchasing shares or other securities in the future could have rights superior to existing shareholders. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, our Common Shares in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

The market for our Common Shares may not provide investors with adequate liquidity.

Liquidity of the market for our Common Shares depends on a number of factors, including our financial condition and operating results, the number of holders of our Common Shares, the market for similar securities and the interest of securities dealers in making a market in the securities. We cannot predict the extent to which investor interest in the Company will maintain a trading market in our Common Shares, or how liquid that market will be. If an active market is not maintained, investors may have difficulty selling Common Shares that they hold.

Since we do not expect to pay any cash dividends for the foreseeable future, investors may be forced to sell their stock in order to obtain a return on their investment.

We do not anticipate declaring or paying in the foreseeable future any cash dividends on our capital stock. Instead, we plan to retain any earnings to finance our operations and growth plans discussed elsewhere or incorporated by reference in this prospectus. Accordingly, investors must rely on sales of their Common Shares after price appreciation, which may never occur, as the only way to realize any return on their investment. As a result, investors seeking cash dividends should not purchase our Common Shares.

The trading price of our Common Shares has been and is likely to continue to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control.

Our share price is highly volatile. During the period from July 21, 2025 to January 20, 2026, the closing price of our Common Shares ranged from a high of $6.94 per share to a low of $0.18 per share. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your Common Shares at or above the public offering price and you may lose some or all of your investment.

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Our management will have broad discretion over the use of the proceeds we receive from the sale of the ELOC Shares made pursuant to the ELOC Purchase Agreement in ways with which you may not agree or in ways which may not yield a significant return.

We will have broad discretion over the use of proceeds from sales of the ELOC Shares made pursuant to the ELOC Purchase Agreement, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. However, we have not determined the specific allocation of any net proceeds among these potential uses, and the ultimate use of the net proceeds may vary from the currently intended uses. The net proceeds may be used for corporate purposes that do not enhance our operating results or the value of our Common Shares.

If we are not able to comply with the applicable continued listing requirements or standards of Nasdaq, Nasdaq could delist our Common Shares.

We received a notice from the Listing Qualifications staff of Nasdaq on October 17, 2025 notifying us that we no longer meet the continued listing requirements of the Nasdaq due to the fact that the closing bid of our Common Shares from September 3, 2025 to October 16, 2025 was below $1.00 per share. We have until April 15, 2026 to regain compliance with Nasdaq’s continuing listing requirement. In the event that the Company does not regain compliance in the compliance period, the Company may be eligible for an additional 180 calendar days, should the Company meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and is able to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. However, if it appears that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq will provide notice that the Company’s securities will be subject to delisting. There can be no assurance that the Company will be able to regain compliance with that rule or will otherwise be in compliance with other Nasdaq continued listing requirement.

In order to maintain the listing of our Common Shares on the Nasdaq Capital Market, we must meeting the minimum bid price and satisfy other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. There can be no assurances that we will be able to comply with such applicable listing standards.

If our Common Shares are delisted from Nasdaq, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;
●	reduced liquidity;
●	determination that the Common Shares are a “penny stock” which will require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the Common Shares;
●	a limited amount of news and analyst coverage for our Company; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

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Upon delisting from the Nasdaq Capital Market, our Common Shares would be traded over-the-counter inter-dealer quotation system, more commonly known as the OTC. OTC transactions involve risks in addition to those associated with transactions in securities traded on the securities exchanges, such as the Nasdaq Capital Market, or Exchange-listed Stocks. Many OTC stocks trade less frequently and in smaller volumes than Exchange-listed Stocks. Accordingly, our stock would be less liquid than it would be otherwise. Also, the values of OTC stocks are often more volatile than Exchange-listed Stocks. Additionally, institutional investors are usually prohibited from investing in OTC stocks, and it might be more challenging to raise capital when needed.

In addition, if our Common Shares are delisted, your ability to transfer or sell your Common Shares may be limited and the value of those securities will be materially adversely affected.

If our Common Shares become subject to the penny stock rules, it may be more difficult to sell our Common Shares.

The Securities and Exchange Commission (“SEC” or the “Commission”) has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The OTC Bulletin Board does not meet such requirements and if the price of our Common Shares is less than $5.00 and our Common Shares are no longer listed on a national securities exchange such as Nasdaq, our stock may be deemed a penny stock. The penny stock rules require a broker-dealer, at least two business days prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver to the customer a standardized risk disclosure document containing specified information and to obtain from the customer a signed and dated acknowledgment of receipt of that document. In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive: (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Shares, and therefore shareholders may have difficulty selling their shares.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Nasdaq Listing Rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. The corporate governance practice in our home country does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, Nasdaq Listing Rules also require foreign private issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. Nasdaq Listing Rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, and certain Common Share issuances. We intend to comply with the requirements of Nasdaq Listing Rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. We may, however, consider following home country practice in lieu of the requirements under Nasdaq Listing Rules with respect to certain corporate governance standards which may afford less protection to investors.

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We may issue additional debt and equity securities, which are senior to our Common Shares as to distributions and in liquidation, which could materially adversely affect the market price of our Common Shares.

In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financing that is secured by all or up to all of our assets, or issuing debt or equity securities, which could include issuances of commercial paper, medium-term notes, senior notes, subordinated notes or shares. In the event of our liquidation, our lenders and holders of our debt securities would receive a distribution of our available assets before distributions to our shareholders.

Any additional preferred securities, if issued by our company, may have a preference with respect to distributions and upon liquidation, which could further limit our ability to make distributions to our common shareholders. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financing.

Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Thus, you will bear the risk of our future offerings reducing the value of your common shares and diluting your interest in us. In addition, we can change our leverage strategy from time to time without approval of holders of our common shares, which could materially adversely affect the market share price of our common shares.

We are governed by the corporate laws of the Cayman Islands which in some cases have a different effect on shareholders than the corporate laws of the United States.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors and us, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are, to a large extent, governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the English common law, which is generally persuasive authority, but is not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions of the United States. In particular, the Cayman Islands has a different body of securities laws than the United States, which provides significantly less protection to investors. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will, in certain circumstances, recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

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Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than as set forth in the Memorandum and Articles of Association) or to obtain copies of lists of shareholders of these companies. Our directors are not required under our Memorandum and Articles of Association to make our corporate records available for inspection by our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions, such as the U.S. Currently, we plan to rely on home country practice with respect to any corporate governance matter. Accordingly, our shareholders will be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or Controlling Shareholder than they would as shareholders of a company incorporated in the United States.

We are a “controlled company” within the meaning of the rules of Nasdaq and, as a result, will rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We are a “controlled company” as defined under the rules of Nasdaq. For so long as we remain a controlled company under that definition, we are permitted to elect to rely, and will rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;
●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and
●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Accordingly, a majority of the members of our board of directors might not be independent directors and our nomination and compensation committees might not consist entirely of independent directors upon closing of the Offering. Our status as a controlled company could cause our Class A Ordinary Shares to look less attractive to certain investors or otherwise harm our trading price. As a result, the investors will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. We currently do not plan to rely on these exemptions although we may in the future elect to so rely.

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As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards.

As a foreign private issuer with our Ordinary Shares listed on Nasdaq, we may rely on provisions in the Nasdaq corporate governance listing standards that allow us to follow Cayman Islands law with regard to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the Nasdaq.

For example, we may be exempt from the Nasdaq regulations that require a listed U.S. company to:

●	require non-management directors to meet on a regular basis without management present; and

●	seek shareholders’ approval for the implementation of certain equity compensation plans and issuances of Ordinary Shares.

As a foreign private issuer, we are permitted to follow home country practice in lieu of the above requirements. Our audit committee is required to comply with the provisions of Rule 10A-3 of the Exchange Act, which is applicable to U.S. companies listed on the Nasdaq.

U.S. holders of the Company’s shares may suffer adverse tax consequences if we are characterized as a passive foreign investment company.

The rules governing “passive foreign investment companies” (“PFICs”) can have adverse effects on U.S. Holders for U.S. federal income tax purposes. Generally, if, for any taxable year, at least 75% of our gross income is passive income, or at least 50% of the value of our assets (generally, using a quarterly average) is attributable to assets that produce passive income or are held for the production of passive income (including cash, dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets), we would be characterized as a PFIC for U.S. federal income tax purposes. The determination of whether we are a PFIC, which must be made annually after the close of each taxable year, depends on the particular facts and circumstances and may also be affected by the application of the PFIC rules, which are subject to differing interpretations. Our status as a PFIC will depend on the composition of our income and the composition and value of our assets (including goodwill and other intangible assets), which will be affected by how, and how quickly, we spend any cash that is raised in this offering or in any other subsequent financing transaction.

It is possible that, in future taxable years, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. We treat our affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we combine their operating results in our combined financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

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If we are a PFIC, a U.S. Holder would be subject to adverse U.S. federal income tax consequences, such as ineligibility for certain preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements under U.S. federal income tax laws and regulations. A U.S. Holder may in certain circumstances mitigate adverse tax consequences of the PFIC rules by filing an election to treat the PFIC as a qualified electing fund, or QEF, or, if shares of the PFIC are “marketable stock,” which such term includes the Common Shares, for purposes of the PFIC rules, by making a mark-to-market election with respect to the shares of the PFIC. U.S. Holders should be aware that, for each tax year, if any, that we are a PFIC, we can provide no assurances that we will satisfy the record keeping requirements of a PFIC, or that we will make available to U.S. Holders the information such U.S. Holders require to make a QEF election with respect to us, and as a result, a QEF election may not be available to U.S. Holders. You should consult your own tax advisors regarding the potential consequences to you if we were or were to become a PFIC, including the availability, and advisability, of, and procedure for making, QEF elections and mark-to-market elections.

The unfavorable outcome of any future litigation, arbitration or administrative action could have a significant adverse impact on our financial condition or results of operations.

From time to time, we are a party to litigation, arbitration, or administrative actions. Our financial results and reputation could be negatively impacted by unfavorable outcomes to any future litigation or administrative actions, including those related to the Foreign Corrupt Practices Act, the U.K. Bribery Act, or other anti-corruption laws. There can be no assurances as to the favorable outcome of any litigation or administrative proceedings. In addition, it can be very costly to defend litigation or administrative proceedings and these costs could negatively impact our financial results.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our securities will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on our company. If no securities or industry analysts commence coverage of our company, the trading price for our securities would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price may decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our securities could decrease, which might cause our stock price and trading volume to decline.

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We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In the future, we would lose our foreign private issuer status if (i) more than 50% of our outstanding voting securities are owned by U.S. residents and (ii) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq Capital Market. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

We are an “emerging growth company,” and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common shares less attractive to investors.

We are an “emerging growth company,” as defined in the federal securities laws. For as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We can remain an “emerging growth company” for up to five fiscal years from the completion of our initial public offering in September 2020, although, if we have more than US$1.235 billion in annual revenue, if the market value of our common shares held by non-affiliates exceeds US$700 million as of June 30 of any year, or we issue more than US$1.0 billion of non-convertible debt over a three-year period before the end of that five-year period, we would cease to be an “emerging growth company” as of the following December 31. Investors could find our common shares less attractive if we choose to rely on these exemptions. If some investors find our common shares less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common shares and our share price may be more volatile. We have elected not to take advantage of the extended transition period allowed for emerging growth companies for complying with new or revised accounting guidance as allowed by Section 7(a)(2)(B) of the Securities Act.

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We incur significant increased costs as a result of operating as a public company in the United States, and our management is required to devote substantial time to new compliance initiatives.

As a public company in the United States, we incur significant legal, accounting and other expenses that we did not incur previously. We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, which requires, among other things, that we file with the SEC annual, quarterly and current reports with respect to our business and financial condition. In addition, the Sarbanes-Oxley Act, as well as rules subsequently adopted by the SEC and Nasdaq to implement provisions of the Sarbanes-Oxley Act, impose significant requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Further, in July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, was enacted. There are significant corporate governance and executive-compensation-related provisions in the Dodd-Frank Act that require the SEC to adopt additional rules and regulations in these areas. Recent legislation permits emerging growth companies to implement many of these requirements over a longer period and up to five years from the pricing of their initial public offering. We intend to take advantage of this new legislation but cannot assure you that we will not be required to implement these requirements sooner than planned and thereby incur unexpected expenses. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which we operate our business in ways we cannot currently anticipate.

We expect the rules and regulations applicable to public companies to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. If these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations. The increased costs will decrease our net income or increase our consolidated net loss and may require us to reduce costs in other areas of our business or increase the prices of our products or services. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

Future financing may cause a dilution in your shareholding or place restrictions on our operations.

We may need to raise additional in the future to finance further expansion of our capacity and business relating to our existing operations, acquisitions or strategic partnerships. If additional funds are raised through the issuance of new equity or equity-linked securities of the Company other than on a pro rata basis to existing shareholder, the percentage ownership of such shareholders in the Company may be reduced, and such new securities may confer rights and privileges that take priority over those conferred by the shares. Alternatively, if we meet such funding requirements by way of additional debt financing, we may have restrictions placed on us through such debt financing arrangements which may:

●	further limit our ability to pay dividends or require us to seek consents for the payment of dividends;
●	increase our vulnerability to general adverse economic and industry conditions;
●	require us to dedicate a substantial portion of our cash flows from operations to service our debt, thereby reducing the availability of our cash flow to fund capital expenditure, working capital requirements and other general corporate needs; and
●	limit our flexibility in planning for, or reacting to, changes in our business and our industry.

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Risks Relating to Our Business and Industry

If we fail to retain business relationships with two major recurring customers or secure new customers, our business, financial condition and results of operations may be adversely affected.

Two major recurring customers contributed approximately 81.2%, 49.1% and 35.8% of our revenue during the fiscal years ended September 30, 2023, 2024 and 2025, respectively. We have not signed any long-term contracts with these two customers and they are not obligated to continue placing any sales orders with us at all or at the comparable purchase level or on terms which they historically had done. There is no assurance that they will continue to engage us for our apparel supply chain management services and source apparel products and/or apparel-related accessories via us in the future. If either of these two major recurring customers ceases to transact with us or reduce the amount of sales orders placed through us, we may be unable to timely identify new customers for new orders to make up for the lost sales. Even if new orders are obtained, they may not be on comparable or better commercial terms, and our business prospects and results of operations may be adversely affected.

Our ability to obtain new business from our customers and to maintain good business relationship with them is subject to the stability of their operations and to their business strategies, both of which are beyond our control and our ability to predict. If our existing customers decide to change their business strategies, such as downsizing their business or suspending or ceasing their development or expansion plans due to changes in end consumer spending habits, market conditions, business strategies or performance, their demand for our services may fall or they may switch to only working with service providers that are willing to offer highly competitive quotations or a longer payment period or to accept commercially less favorable terms. Even if we are prepared to match the terms of our competitors, there is still no assurance that we will be awarded with the sales contract, and hence we cannot guarantee that there will be sufficient new and sizeable sales contracts in our pipeline to sustain our business and maintain or improve our current results of operations and financial condition. Any failure to obtain new sales orders from our customers or a significant decrease in the value of the new sales contracts and/or our customers’ significant delay in or failure to make payments to us could lead to loss of revenue and/or affect our liquidity and thus affect our business adversely. Accordingly, if we are unable to obtain business from new customers to diversify our customer portfolio, our business, financial condition and results of operations may be adversely affected.

Our relatively short operating history in the apparel supply chain management industry may make it difficult to evaluate our prospects and future financial results and our past growth rate, revenue and net profit margin may not be indicative of our future growth rate, revenue and net profit margin.

For the fiscal years ended September 30, 2023, 2024 and 2025, our revenue amounted to approximately HK$84.0 million, HK$88.0 million and HK$107.0 million, respectively. We have built a relationship with a range of customers, which include mid-size brand owners and apparel companies, some of whom have operations overseas with private labels that are sold internationally and locally and the number of our customers have increased from 10 in the fiscal year ended September 30, 2023 to 71 in the fiscal year ended September 30, 2024, and decreased to 23 customers in the fiscal year ended September 30, 2025. However, there is no assurance that we will continue to grow at the rate we experienced during the fiscal years ended September 30, 2023, 2024 and 2025. There is also no assurance that we will be able to successfully implement our business strategies and capture a larger market or expand our customer base in the future. If we are unable to implement our business strategies successfully, our results of operations and prospects may be materially and adversely affected.

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There is an inherent risk in using historical financial information to project or estimate our financial performance in the future, as it only reflects our past performance under particular conditions, especially the unprecedented Pandemic. We may be unable to sustain our historical growth rate, revenue and net profit margin for various reasons, such as deterioration in the market conditions in the countries in which our customers or their businesses are based, intensification of competition among the apparel supply chain management service providers, inflation, high unemployment and other unforeseen factors which may affect the spending habits of end consumers and hence reduce the number of sales contracts awarded to us and/or reduce our profit margins under the sales contracts. There is no assurance that we will be able to achieve the performance we previously did. As such, our relatively short operating history in the apparel supply chain management industry may make it difficult to evaluate our prospects and future financial results. Investors should not solely rely on our historical financial information as an indication of our future financial or operating performance.

We depend on our management team, particularly Mr. Cheung, and our ability to retain them and attract additional qualified personnel is critical to our success and our growth prospects.

Our business operations depend on the continuing services of our management team, particularly Mr. Cheung, our ultimate controlling shareholder, executive director and chief executive officer who has over 18 years of experience in the apparel industry and is instrumental in business development and the rapid growth of our Group, and other members of the management team, including our chairman and executive director, Mr. Sfez, our executive director and chief financial officer, Mr. Chak and the heads of our product development department and the merchandising department, who each have approximately 30 years of experience in their respective field of expertise, possess extensive apparel industry knowledge and experience and have considerable experience in working with renowned international fashion labels. While we have provided different incentives to our management team, we cannot assure you that we can continue to retain their services. If one or more members of our management team were unable or unwilling to continue in their present positions, we may be unable to replace them easily or at all, our future growth may be constrained, our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected (and all these can be particularly problematic because we have not maintained any key man insurance policy for Mr. Cheung and/or any other member of our management team), and we may incur additional expenses to recruit, train and retain qualified personnel. In addition, although we have entered into confidentiality and non-competition agreements with our executive directors, there is no assurance that they will not join one of our competitors or form a competing business. If any dispute arises between us and our current or former executive directors, we may have to incur substantial costs and expenses in order to enforce such agreements or we may be unable to enforce them at all.

The management of our existing operations, the expansion of our customer base and our future growth will depend on our ability to continue to identify, hire, train and retain experienced and qualified employees or consultants. We may be unable to continue to hire or retain key management personnel and other experienced and qualified employees or consultants and this could adversely impact our operations and growth.

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There is no guarantee that we will receive payments from our customers in full on time or at all.

We generally request all our customers to provide a deposit to us at the signing of a sales contract, with the balance to be settled before shipment (for new customers) or up to 30 days after shipment (for recurring customers). In the case of recurring customers which have a good credit history with us, we may waive the requirement for a deposit and grant them a credit period of up to 45 days after shipment. There is no assurance that our customers will remain solvent or that our customers will pay us in full in a timely manner or at all. We could be engaged in prolonged negotiations with our customers with respect to the settlement of payments and could incur costs to enforce such payments from time to time. We have taken out credit insurance to cover the unpaid receivables but the policy does not cover all the unpaid receivables and there is a limit to the amount of turnover covered by such policy and the number of claims that we could make under the policy. Any failure by our customers to make any payment on time may have a material adverse effect on our liquidity and any failure by our customers to pay us in full may have a material adverse effect on our business, results of operations and financial condition.

Our cash conversion cycle is long and our cash flow may fluctuate due to customers’ payment practice for apparel products and/or apparel-related accessories delivered under the sales contracts.

The payment terms under a sales contract and the back-to-back purchase contract are subject to negotiation between ourselves and our customers on the one hand and between ourselves and the third-party manufacturer on the other, and hence will not match in most circumstances. The third-party manufacturers may request a deposit from us at the signing of the purchase contract but our customers may only pay us within 45 days after the finished apparel products and/or apparel-related accessories are shipped to them. As the lead time between the placing of orders by our customers and the completion of bulk production and delivery is generally between two to six months, we may incur net cash outflows for a sales order and it is uncertain when our cash flows of a particular sales order will turn from net cash outflows into cumulative net cash inflow as it depends on the delivery schedule and the payment practice of our customer. Given our cash conversion cycle is long and the timing of payment by our customers is uncertain, if we take up a large number of significant sales orders at a particular point of time and all the third-party manufacturers require deposits from us, we may not have sufficient and timely cash inflow from other sales orders to cover the position. We rely on prompt settlement of our invoices to meet our payment obligations to third-party manufacturers. If there is a material mismatch in time between receipt of payments from our customers and payment to third-party manufacturers and we fail to manage the fluctuation of our cash flow, our corresponding cash flow position and, in turn, our business, results of operations and financial conditions could be materially and adversely affected.

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We are dependent on third-party manufacturers for the production of apparel products and apparel-related accessories, and any disruption to our relationship or their manufacturing operations could adversely affect our apparel supply chain management services.

All the apparel products and apparel-related accessories we sourced for our customers during the fiscal years ended September 30, 2023, 2024 and 2025 were produced by third-party manufacturers located in the PRC and Vietnam. As such, we rely heavily on the ability and efficiency of third-party manufacturers to produce apparel products and apparel-related accessories for our customers and third-party manufacturers play a vital role in our apparel supply chain management services. We do not enter into any long-term contracts with third-party manufacturers and purchase contracts are signed with them on a case-by-case basis depending on the needs and requirements of our customers. There is no assurance that all or any of the third-party manufacturers that we have worked with during the fiscal years ended September 30, 2023, 2024 and 2025 will continue to produce apparel products and/or apparel-related accessories for us at our desired quality and quantity, in a timely manner and on terms commercially acceptable to us. Any disruption to such third-party manufacturers’ production may inevitably have an impact on their ability to produce the apparels products and/or apparel-related accessories in line with our required schedule. If any of such third-party manufacturers terminates its business relationship with us for any reason or if there were changes to the current business arrangements, we may be unable to source suitable and stable supply of apparel products and/or apparel-related accessories from comparable alternative third-party manufacturers in a timely manner or on terms commercially acceptable to us. Any of the above may result in production delay which would adversely affect our ability to fulfil our customers’ orders and may result in our customers cancelling their sales orders with us, and these will adversely affect our sales and profitability.

Moreover, as we do not enter into any long-term contracts with the third-party manufacturers, the contractual terms offered by them may also be susceptible to fluctuations with regard to pricing, timing, quality and the market condition at the time of negotiation. Any increase in their costs may be passed on to us but we might be unable to pass on all or part of the increase in costs to our customers, which may have a material adverse effect on our financial performance.

We rely on a limited number of suppliers, the loss of any of which could have a material impact on our ability to make our products and generate revenues from sales.

For the fiscal years ended September 30, 2023, 2024 and 2025, our purchases from our five largest suppliers together accounted for approximately 63.1%, 77.8% and 80.6% of our total purchases, respectively, while our purchase from our largest supplier accounted for approximately 20.9%, 36.9% and 31.9%, respectively, of our total purchases for the same periods. Our success depends on our ability to maintain close cooperation with our existing pool of suppliers and our ability to secure new and efficient supply chain solutions and production capacities. We do not enter into any long-term contracts with the suppliers, the contractual terms offered by them may also be susceptible to fluctuations with regard to pricing, timing, quality and the market condition at the time of negotiation. If we lose one or more of our suppliers, our ability to meet customer demand may suffer and we could lose sales, which may have a material adverse effect on our financial performance.

Any failure to maintain an effective quality control system may have a material adverse effect on our reputation, results of operations and financial condition.

As an apparel supply chain management service provider, quality control is a critical part of the supply chain management total solutions we provide to our customers. We have a quality control system for our merchandising staff to monitor and inspect the apparel products and/or apparel-related accessories produced for our customers from the time of production of proto samples (if required), procurement of raw materials to the apparel products and/or apparel-related accessories being produced during inline production. If there is any significant failure or deterioration in our quality control system or if we fail to meet or conform to the required specifications of our customers, it may result in product returns and/or customer claims or complaints and we may lose the customer. All these could have a material adverse effect on our reputation, results of operations and financial condition.

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Our business and results of operations may be adversely affected if we are unable to capture, predict or respond timely to our customers’ and/or the end consumers’ needs and preferences or keep up with market/seasonal trends for apparel products and/or apparel-related accessories.

We believe that our success is, to a significant extent, attributed to the ability of our product development department to understand the respective apparel markets of our customers and design/develop apparel products and/or apparel-related accessories that suit our customers’ needs and ultimately the appetites of the end consumers. As fashion and taste are subjective matters, the market trend for apparels keeps changing and apparel products and/or apparel-related accessories are also subject to seasonal trends, we may be unable to capture or predict the future fashion trend and continue to design/develop apparel products and/or apparel-related accessories that appeals to our customers and the end consumers. If we fail to (i) capture, predict or respond timely to our customers’ and/or the end consumers’ needs and preferences; or (ii) design/develop appealing and commercially viable apparel products and/or apparel-related accessories that keep up with market/seasonal trends in a timely manner, our business and results of operations may be adversely affected.

If we have disruption to our supply chain, our results of operations could be adversely affected.

Transportation shortages, factory closures, delays in receipt of materials, labor shortages, port congestion, air freight cancellation and other supply chain disruptions may lead to prolonged delays in receiving supplies we need to make our products, and in turn could result in delays or our inability to provide our own products in a timely manner, which could result in lower than anticipated sales, delayed shipments to customers as committed and negative impacts on customer relationships. Any of these risks could adversely affect our results of operations.

Fluctuations in consumer spending caused by social, economic, political and legal developments or instability, as well as any changes in government policies, in Western Europe, North America and the Middle East could materially and adversely affect our business, results of operations, financial condition and business prospects.

Our customers or their businesses are based in Western Europe, North America and the Middle East. Our customers’ purchasing decisions and quantity of orders they place with us, will be heavily influenced by the likely spending habits of the end consumers which, in turn, will be influenced by macroeconomic conditions in their country of residence. Therefore, our business, results of operations, financial condition and business prospects are significantly exposed to the social, economic, political and legal developments in Western Europe, North America and the Middle East. Uncertainties in these areas include, but are not limited to, the risks of war, regional conflicts, terrorism, extremism, nationalism, nullification of contracts, changes in interest rates, inflation, imposition of capital controls, foreign ownership restrictions and international sanctions, changes in government policies or introduction of new rules or regulations concerning the apparel industry (such as new trade barriers, sanctions and boycotts) as well as methods of taxation. In particular, events with adverse impact on investors’ confidence and risk appetites, such as general deterioration of the economy in Western Europe, North America and the Middle East, mass civil disobedience movements (such as strikes and industrial actions), significant fluctuations in the stock exchange, deterioration of political relations or tightening of foreign investment may lead to an economic downturn in Western Europe, North America and the Middle East slowing down all sorts of economic activities in general which, in turn, may adversely affect the spending habits of the end consumers and hence the purchasing decisions of our customers who are or whose businesses are based in Western Europe, North America and the Middle East. If there were a material decrease in the sales orders from our customers in these markets or they put greater pricing pressure on us, there is no assurance that we will be able to respond quickly to develop new markets to make up for the lost sales or to pass on the pricing pressure to our suppliers. All these will adversely affect our business, results of operations, financial conditions and business prospects.

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As open economies, the domestic economies of Western Europe, North America and the Middle East are affected by many other unpredictable factors such as global economic, social, legal and political developments and changes in local and international economic and political situations. There is no assurance that any changes in the existing government policies, economic, social and political conditions and the business environment in Western Europe, North America and the Middle East in the future, some of which are beyond our control (such as natural disasters, pandemics/epidemics like the outbreak of the Pandemic, severe acute respiratory syndrome, the H5N1 strain of avian influenza and the H1N1 strain of swine flu, acts of God and other disasters), will not have a negative effect on the spending habits of the end consumers and hence the purchasing decisions of our customers, which directly affect our business prospects. Specifically, our business and results of operations could be materially and adversely affected by changes in laws and regulations concerning the apparel industry, foreign trade, taxation and ownership and expropriation of property, as well as environmental or health and safety matters, in Western Europe, North America and the Middle East.

The future growth and level of profitability of the apparel supply chain management services industry in Hong Kong depend primarily upon consumer spending on apparel products and/or apparel-related accessories as well as the development of the apparel industries in Western Europe, North America and the Middle East, the nature, extent and timing of which will be determined by the interplay of a variety of factors, in particular, the investments of fashion labels as well as the general conditions and prospects of the local economies. Economic changes as well as cultural, lifestyle, weather, demographics and population changes may affect the demand for apparel products and/or apparel-related accessories in Western Europe, North America and the Middle East, and hence the business strategies of our customers which, in turn, will affect our business prospects and results of operations. There are also many other factors affecting the apparel industry in Western Europe, North America and the Middle East, including (i) general political, economic, financial and social developments in Western Europe, North America and the Middle East; (ii) inflation; (iii) unemployment rate; (iv) fluctuations in interest rates; (v) local government policies; (vi) cyclical trends of the regional and global economies; and (vii) global warming and extreme weathers. If the apparel industry in Western Europe, North America and the Middle East declines for any reason, our business, results of operations, financial condition and future prospects could be adversely affected.

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Natural disasters and other catastrophic events beyond our control could adversely affect our business operations and financial performance.

The worldwide apparel industry had generally suffered a serious blow during the Pandemic and quarantining and working from home had a profound effect on how people shopped and the type of clothing they purchased during the Pandemic. Although our Group was established in 2021 and we were able to avoid most of the negative impacts that the Pandemic had brought to the apparel industry and the apparel supply chain management industry, the occurrence of one or more other natural disasters, such as fires, hurricanes, tornados, tsunamis, floods and earthquakes; geo-political events, such as civil unrest in a country in which our suppliers are located or terrorist or military activities disrupting transportation, communication or utility systems; or other highly disruptive events, such as nuclear accidents, pandemics, unusual weather conditions or cyberattacks, could adversely affect our operations and financial performance. The occurrence of these events or another global pandemic (including the resurgence of the Pandemic pandemic) could result in, among other things, operational disruptions, physical damage to or destruction or disruption of one or more of our properties or properties used by third parties in connection with the supply of products or services to us, the lack of an adequate workforce in parts or all of our operations and communications and transportation disruptions which, in turn, could also cause consumer confidence and spending to decrease or result in increased volatility in Hong Kong, countries in which our customers and their businesses are based (including Europe, North America and the Middle East) and global financial markets and economy. Such occurrences in the future could have a material adverse effect on our business, financial condition and results of operations and could also have indirect consequences such as increases in the costs of insurance if they result in significant loss of property or other insurable damage.

Our success depends on our ability to maintain our reputation and our business and financial results may be harmed if events occur that damage our reputation.

Our business, results of operations and prospects depend, in part, on our ability to maintain the value of our reputation for providing high quality products and services. We could lose existing or potential customers and/or opportunities for securing new sales contracts if our reputation were to be associated with any negative publicity, including negative complaints raised by unsatisfied customers, that comes to the public’s attention. If we fail to successfully maintain, promote and position our brand and protect our reputation, our business, financial condition and operating results may be adversely affected.

A shift in our customers’ business model to business-to-business may affect our sales.

In our current business model, we act as an intermediary between brand owners and retailers and third-party manufacturers. With the internet, third-party manufacturers may set up their own business-to-business commerce sites, and our customers may get easy access to third-party manufacturers and reduce their need to rely on apparel supply chain management services, which will have a material adverse impact on our business and results of operations.

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We operate in a competitive market.

The apparel supply chain management service industry in Hong Kong is highly fragmented and competitive. We believe that there are over 10,000 apparel supply chain management service providers in Hong Kong at the date of this prospectus, and they generally compete on (i) reputation and certifications (such as ISO 9000, ISO 14000 and the Global Organic Textile Standard) which help to establish a service provider’s credentials; (ii) scope of services encompassing the entire supply chain process which may help to reduce production lead times and costs; (iii) scope and economies of scale which may help to lower production costs; (iv) financial risk management; and (v) credibility with apparel brand owners or retailers and manufacturers. Some of our competitors may have more manpower and resources, more certifications which help to establish their credentials, longer operating histories, more financial strength, stronger relationships with customers and higher level of market recognition than we have. When we provide quotation on apparel products and/or apparel-related accessories for our customers, we may face keen competition and significant downward pricing pressure, thereby reducing our profit margins, which will have an adverse effect on our profitability and results of operations. If we fail to adapt to market conditions and customer preferences expediently or otherwise fail to provide a competitive quotation as compared to our competitors, our potential customer may turn to our competitors. As a result, our business, results of operations, financial condition and business prospects may be materially and adversely affected.

A strong U.S. dollar may affect the demand for our apparel products and apparel-related accessories.

All our sales are quoted in U.S. dollars. The strengthening of the U.S. dollar against other major currencies in the world, in particular, the domestic currencies used by our customers and the end consumers may result in a lower demand for our apparel products and apparel-related accessories due to higher sales price after the currency conversion. All major currencies in the world had hit its lowest level against U.S. dollars in the last calendar quarter of 2022, and the U.S. dollar remains strong at the date of this prospectus. Any further strengthening of the U.S. dollar will continue to put pressure on the purchasing power of our customers which may reduce the sales orders placed from these customers and our financial performance will be adversely affected as a result.

If we or the third-party manufacturers engaged by us are required to comply with social responsibility and social compliance standards or if there are changes in existing laws, regulations and government policies requiring such compliance, we may need to adopt additional internal control measures and this may increase our costs and adversely affect our financial performance.

Most of our customers currently do not require us or the third-party manufacturers engaged by us to comply with their social responsibility or social compliance standards (“Standards”), such as fair, safe and healthy working conditions and environmental responsibility. If all our customers adopt similar Standards or if there are changes in existing laws, regulations and government policies that require all our customers to adopt similar Standards, we may need to adopt additional internal control measures to ensure that the third-party manufacturers we engage to manufacture the apparel products and/or apparel-related accessories for these customers are in compliance with such Standards and this may increase our costs and adversely affect our financial performance. Even if we have adopted such additional internal control measures, there is no assurance that we will discover the third-party manufacturers’ violations to such Standards at all or in a timely manner. If any third-party manufacturer fails to comply with such Standards and they are unable to remedy the violation, we may have to terminate our purchase contract with them and identify another qualified third-party manufacturer to fulfil the order. That may delay the delivery of finished apparel products and/or apparel-related accessories to our customers, increase our costs and result in our customers discontinuing our apparel supply chain management services which, in turn, may adversely affect our reputation, business and profitability.

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The nature of our business exposes us to product liability claims.

A product liability claim attempts to hold the manufacturer or seller of a product accountable for allowing a defective product to enter into the stream of commerce. There are three types of defects in apparel products and apparel-related accessories that may result in liability, namely design defects, manufacturing defects and defective warnings (which includes the failure to properly instruct a consumer on how to use the product). For instance, an apparel product may be flammable and does not meet local safety standards for fire and burn ratings and there is inadequate warning regarding flame and fire risks to the end consumers. There is no assurance that we and/or the third-party manufacturers engaged by us will not design, develop or manufacture any apparel products and/or apparel-related accessories that are defective. If any defective apparel products and/or apparel-related accessories designed, developed or manufactured by us and/or the third-party manufacturers engaged by us are subsequently sold by our customers, we may be exposed to product liability claims from our customers and/or the end consumers and we may have to recall all the defective apparel products and/or apparel-related accessories in the market. Even if we managed to recall all the defective apparel products and/or apparel-related accessories, or if we defend or settle such claims, our reputation, business, results of operations, financial condition and business prospects may be adversely affected.

If we are unable to maintain and protect our intellectual property, or if third parties assert that we infringe on their intellectual property rights, our business could suffer.

Our business depends, in part, on our ability to identify and protect proprietary information and other intellectual property such as our customers’ designs, information and business methods. We rely on a combination of trade secrets, confidentiality policies, non-disclosure and other contractual arrangements and copyright and trademark laws to protect our intellectual property rights. However, we may not adequately protect these rights, and their disclosure to, or use by, third parties may harm our competitive position. Our inability to detect unauthorized use of, or to take appropriate or timely steps to enforce, our intellectual property rights may harm our business. Moreover, third parties may claim that our business operations infringe on their intellectual property rights. These claims may harm our reputation, cost us money to defend, distract the attention of our management and prevent us from offering some services. Confidential intellectual property is increasingly stored or carried on mobile devices, such as laptop computers, which increases the risk of inadvertent disclosure where the mobile devices are lost or stolen and the information has not been adequately safeguarded or encrypted. This also makes it easier for someone with access to our systems, or someone who gains unauthorized access, to steal information and use it to our disadvantage. Advances in technology, which permit increasingly large amounts of information to be stored on mobile devices or on third-party “cloud” servers, may exacerbate these risks.

Our current insurance coverage may not sufficiently protect us against all the risks we are exposed and the insurance premium may increase.

There can be no assurance that our current insurance will cover all our risks or adequately protect us against all liabilities arising from claims and litigation against us. We will have to bear any losses, damages or liabilities in the course of our operations arising from events for which we do not have adequate insurance coverage. Further, the insurance premium payable by us depends on various factors, such as our insurance claim track record. There is no assurance that the insurance premium payable by us will not increase or that our insurance coverage will not be reduced in the future. If we were held liable for uninsured losses, the amounts of claims for insured losses exceed the limits of our insurance coverage or the insurance premium payable by us increases significantly, our business, results of operations and financial condition may be materially and adversely affected.

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We may implement business strategies and future plans that may not be successful.

The successful implementation of our business strategies and future plans depends on a number of factors, including general market conditions, the availability of funds, competition and our ability to retain and recruit competent employees. There is no assurance that our business strategies and future plans can be implemented effectively and successfully within the planned time frame, or at all, as some of these factors are beyond our control. If any implementation of these strategies and plans fails or is delayed, we may be adversely affected by investment expenses that have not led to the anticipated results, by the distraction of management from our core business or by damage to our brand or reputation. Additionally, if we fail to secure adequate funds in a timely manner, we may also be unable to pursue opportunities to expand our business. All these may adversely affect our future growth, results of operations and profitability.

Our executive officers have no prior experience in operating a U.S. public company, and their inability to operate the public company aspects of our business could harm us.

Our executive officers have no experience in operating a U.S. public company, which makes our ability to comply with applicable laws, rules and regulations uncertain. Our failure to comply with all laws, rules and regulations applicable to U.S. public companies could subject us or our management to regulatory scrutiny or sanction, which could harm our reputation and share price. We do plan to hire or engage individuals that have US public company experience.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of the Ordinary Shares.

We are a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. If we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

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During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under securities laws and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions.

We will be subject to changing laws, rules and regulations in the U.S. regarding regulatory matters, corporate governance and public disclosure that will increase both our costs and the risks associated with non-compliance.

We are subject to rules and regulations by various governing bodies and self-regulatory organizations, including, for example, the SEC and the Nasdaq, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, as these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

Our business could be adversely affected by information technology systems breakdown or disruption.

We depend on our information technology systems to (i) conduct market trend analysis; (ii) manage our logistic services; (iii) trace information on our sales contracts and purchase contracts; (iv) manage our work schedules; and (v) review our performance. We also depend on our information technology systems to assist us in our (a) designs and drawings; and (b) communication with our customers and third-party manufacturers. An extended breakdown or failure of our information technology systems could disrupt our operations and have an adverse effect on our business, financial condition and results of operations.

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The economic, political and social conditions of the PRC as well as its government policies may adversely affect our business and results of operations.

The vast majority of our suppliers, which are third-party manufacturers, have manufacturing facilities in the PRC and most of the apparel products and/or apparel-related accessories sold by us during the fiscal years ended September 30, 2023, 2024 and 2025 were manufactured in the PRC. As such, our business and results of operations may indirectly be adversely affected by changes in political, economic and social conditions or the relevant policies of the PRC government, such as changes in laws and regulations (or the interpretations thereof), measures which might be introduced to control inflation, changes in the rate or method of taxation, the imposition of additional restrictions on currency conversion and the imposition of additional export restrictions. Furthermore, a significant portion of economic activities in the PRC are export-driven and, therefore, are affected by developments in the economies of the principal trading partners of the PRC and other export-driven economies. In the past, the PRC government has implemented a number of measures to prevent the PRC economy from overheating and their current policy is to boost domestic spending. Many of the economic reforms undertaken by the PRC government are unprecedented and may be subject to change, revision or abolition. We can offer no assurance that the PRC government will continue to pursue a policy of economic and social reform. The policies and other measures taken by the PRC government to regulate the PRC economy and social condition may adversely affect our operating and financial results.

Risks Relating to Doing Business in Hong Kong

Through long arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight over the conduct of our business, which could result in a material change in our operations and/or the value of our Ordinary Shares. Changes in the policies, regulations and rules and the enforcement of laws of the Chinese government may also occur and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Ordinary Shares, potentially rendering them worthless.

Our operations are located in Hong Kong. In addition, PRC laws and regulations may be interpreted and applied inconsistently by different Hong Kong or PRC agencies or authorities, and may be inconsistent with our current policies and practices. New laws, regulations, and other government directives in the PRC that apply to our Operating Subsidiary in Hong Kong may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other PRC or Hong Kong government actions may:

●	intervene or interfere with our operations at any time;

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention; and/or

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

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Any such interventions or actions could result in a material negative change in our operations, which could also negatively impact the value of our Ordinary Shares.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China, including the regulation of certain activities in the United States and global securities markets, enhancing supervision over PRC-based companies listed overseas using VIE structures, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since some of these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange.

The PRC government may exert more supervision and regulations over offerings conducted overseas and foreign investment in the PRC or HK-based issuers, which may result in a material change in our operations and/or the value of our Ordinary Shares, or even our ability to continue to offer securities to investors, in which case the value of our Ordinary Shares could significantly decline or become worthless.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to achieve compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Ordinary Shares, potentially rendering them worthless.

In the event the PRC government restricts or prohibits cash transfers from Hong Kong, our ability to distribute earnings and pay dividends may be impeded, thus limiting our ability to grow our business or receive earnings to the detriment of our investors.

Further, there are currently no restriction or limitation under the laws of Hong Kong on the conversion of HK dollar into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between 707 Cayman Holdings Ltd., the ultimate holding company, and 707IL, the wholly-owned operating subsidiary in Hong Kong. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to fund operations outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business outside of Hong Kong and may affect our ability to receive funds from 707IL.

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The Chinese regulatory authorities could disallow our organizational structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.

We are exposed to various risks and uncertainties stemming from the interpretations and implementations of laws and regulations in the PRC. These include, but are not limited to, the regulatory scrutiny of PRC companies’ overseas listings. Furthermore, we are susceptible to potential risks and uncertainties associated with future actions undertaken by the PRC government, which could potentially result in the disallowance of our organizational structure. Such an outcome would likely lead to a substantial transformation in our operational activities, and as a consequence, the value of our Ordinary Shares may experience a significant depreciation or even become worthless.

We may become subject to a variety of PRC laws and other regulations regarding data protection or cybersecurity, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection, although we do not believe that we are currently subject to any such laws or regulations. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

We obtain information about various aspects of our operations as well as regarding our employees and third parties. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our customers and employees expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

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Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides the main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the CAC, the Ministry of Industry and Information Technology, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the CAC, the Ministry of Public Security and the State Administration for Market Regulation have interpreted and enforced data privacy and protection laws and regulations within their respective areas.

In November 2016, the Standing Committee of China’s National People’s Congress passed the CSL, which became effective in June 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. In April 2020, the CAC and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments (“Draft Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The CAC has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas initial public offerings. On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the PRC Data Security Law, which took effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits. The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business.

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On December 28, 2021, thirteen PRC regulatory agencies, namely, the CAC, the National Development and Reform Commission, the Ministry of Industry and Information Technology, the Ministry of Public Security, the Ministry of State Security, the Ministry of Finance, the Ministry of Commerce, the State Administration for Market Regulation, CSRC, the People’s Bank of China, the National Radio and Television Administration, National Administration of State Secrets Protection and the National Cryptography Administration, jointly adopted and published the Measures for Cybersecurity Review (2021), which became effective on February 15, 2022. The Measures for Cybersecurity Review (2021) required that, among others, in addition to “operator of critical information infrastructure” any “operator of network platform” holding personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review.

According to the temporary application of Chinese laws related to cybersecurity to companies within China, companies established in Hong Kong are not within the scope of application. The Company is therefore currently not required to obtain regulatory approval from the CAC nor any other PRC authorities for its and its subsidiaries’ operations in HK.

We do not expect to be subject to the cybersecurity review by the CAC, given that: (i) using our products and services do not require providing users’ personal information; (ii) we possess minimum amount, if not none of personal information in our business operations; (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities and (iv) our operations are in HK, a Special Autonomous Region apart from mainland PRC. However, detailed implementation and interpretation related to network security are still under development. If any such new laws, regulations, rules, or implementation and interpretation comes into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us, where applicable and necessary.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

We believe that we have been in compliance with the data privacy and personal information requirements of the CAC. Neither the CAC nor any other PRC regulatory agency or administration has contacted the Company in connection with the Company’s or its subsidiaries’ operations.

We may be subject to a variety of laws and other obligations regarding data protection in HK. The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”) came into force on 20 December 1996. The PDPO states that any person who controls the collection, holding, processing or use of personal data (the “data user”) shall not do any act, or engage in a practice, that contravenes any of the data protection principles set out in Schedule 1 to the PDPO (the “Data Protection Principles”) unless the act or practice, as the case may be, is required or permitted under the PDPO. Personal data means any data (a) relating directly or indirectly to a living individual; (b) from which it is practicable for the identity of the individual to be directly or indirectly ascertained; and (c) in a form in which access to or processing of the data is practicable.

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The Data Protection Principles set out that (1) personal data must be collected in a lawful and fair way, for a purpose directly related to a function or activity of the data user. Data subjects must be notified of the purpose for which the data is to be used and the classes of persons to whom the data may be transferred. Data collected should be adequate but not excessive; (2) personal data must be accurate and should not be kept for a period longer than necessary for the fulfillment of the purpose for which the data is or is to be used; (3) personal data must be used for the purpose for which the data is collected or for a directly related purpose unless voluntary and explicit consent with a new purpose is obtained from the data subject; (4) a data user shall take practicable steps to safeguard any personal data held against unauthorized or accidental access, processing, erasure, loss or use; (5) a data user shall take practicable steps so that its policies and practices in relation to personal data, the kind of personal data it holds and the main purposes for which the personal data is or is to be used for are made known to the public; and (6) a data shall be entitled to request access to personal data and must be allowed to correct the personal data if it is inaccurate.

Moreover, the Personal Data (Privacy) (Amendment) Ordinance 2021 (the “PDPAO”) came into effect on 8 October 2021. It amends the PDPO, particularly to: (i) criminalize doxing, i.e. unconsented disclosure of personal information of targeted individuals and groups; (ii) introduce a cessation notice regime to tackle doxing with extra-territorial reach; and (iii) substantially expand the investigation and enforcement powers of the Privacy Commissioner for Personal Data, in contexts beyond doxing.

We are of the view that we are not likely to be in breach of the PDPO and the PDPAO, for the following reasons: (i) using our products and services do not require providing applicable users’ personal information and (ii) we possess a minimum amount, if not none of the personal information in our business operations. Nonetheless, we are subject to laws and regulations relating to the collection, storage, use, processing, transmission, retention, security and transfer of personal information and other data. The interpretation and application of laws, regulations and standards on data protection and privacy may continue to evolve. We cannot assure you that the governmental authorities will not interpret or implement the laws or regulations in ways that negatively affect us. We may be subject to investigations and inspections by government authorities regarding our compliance with laws and regulations on data privacy, and we cannot assure you that our practices will always fully comply with all applicable rules and regulatory requirements. In addition, laws, regulations and standards on data protection and privacy continue to develop and may vary from jurisdiction to jurisdiction. Complying with emerging and changing international requirements may cause us to incur substantial costs or require us to change our business practices.

We do not expect the China’s Enterprise Tax Law to be applicable to us as we do not have any subsidiary incorporated in the Mainland China as a PRC domestic company. Further, in August 2006, Hong Kong and China have signed a comprehensive arrangement titled “Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income” (the “Comprehensive Double Taxation Arrangement”) for the allocation of the right to tax between the two jurisdictions on a reasonable basis to avoid double taxation of income. The Comprehensive Double Taxation Arrangement covers income from immovable property, associated enterprises, dividends, interest, royalties, capital gains, pensions and government services etc. The Comprehensive Double Taxation Arrangement has since then been modified in 2008, 2010, 2015 and 2019 under different protocols for the purpose of further develop the economic relationship and to enhance the co-operation in tax matters, intending to eliminate double taxation with respect to taxes on income without creating opportunities for non-taxation or reduced taxation through tax evasion or avoidance (including through treaty-shopping arrangements aimed at obtaining tax reliefs provided in the Comprehensive Double Taxation Arrangement for the indirect benefit of residents of third tax jurisdictions). Currently, we do not rely on the Comprehensive Double Taxation Arrangement and no application has been made thereto.

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The Opinions recently issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council and the New Overseas Listing Rules promulgated by the CSRC may subject us to additional compliance requirements in the future.

On February 17, 2023, with the approval of the State Council, the CSRC released the Trial Overseas Listing Measures and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Overseas Listing Measures, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC; if a domestic company fails to complete the filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (2) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited combined financial statements for the same period; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for an initial public offering in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted.

Based on the above mentioned, given that (i) the Group currently does not have, nor do it currently intend to establish, any subsidiary nor plan to enter into any contractual arrangements to establish a VIE structure with any entity in the PRC; (ii) it is not controlled by any PRC entity or individual; (iii) it does not have any operation in the PRC, nor does it have any partnership or cooperation with any PRC entity or individual; (iv) it currently does not have, nor does it plan to have, any investment, such as owning or leasing any asset, in the PRC; (v) none of the senior managers in charge of the business operations and management are citizens of the PRC or domiciled in mainland China; and (vi) no revenue of the Company is generated from the PRC, this Offering shall not be deemed as a domestic enterprise that indirectly offer or list securities on an overseas stock exchange, nor does it requires filing or approvals from the CSRC. We are not subject to any PRC laws and regulations except to those applicable to Hong Kong listed in Annex III of the Basic Law. We do not need permission or approval from the Chinese government to operate our business or offer our Ordinary Shares. As such, we have not applied for and we have not been denied any permissions or approvals. We believe, and based on our previous advice given by our PRC legal counsel, Guangdong Wesley Law Firm, that we do not need permission or approval from the Chinese government to operate our business or offer our Common Shares. As such, we have not applied for and we have not been denied any permissions or approvals.

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Further, as of the date of this prospectus, based on our previous advice obtained from our PRC legal counsel, we believe the Company is not considered a domestic enterprise under the Trial Measures and the Trial Measures do not apply to the Company, and its listing on NASDAQ does not require fulfilling the filing procedure to the CSRC. However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this Offering. If we or our Operating Subsidiaries inadvertently conclude that such approvals are not required, we may be required to make corrections, be given a warning, be fined between RMB 1 million and RMB 10 million, warn the responsible person and impose a fine of not less than RMB 500,000 but not more than RMB 5 million, fine the controlling shareholder not less than RMB 1 million but not more than RMB 10 million, prevent the Company from entering the securities market and our ability to offer or continue to offer our Ordinary Shares to investors could be significantly limited or completed hindered, which could cause the value of our Ordinary Shares to significantly decline or become worthless. Our Group may also face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of the PRC, limit our operations in the PRC, delay or restrict the repatriation of the proceeds from this Offering into the PRC or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

On February 24, 2023, the CSRC revised the Archives Rules issued in 2009. The Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises (“the revised Archives Rules”) came into effect on March 31, 2023. In the overseas listing activities of domestic companies, domestic companies, as well as securities companies and securities service institutions providing relevant securities services thereof, should establish a sound system of confidentiality and archival work, shall not disclose state secrets, or harm the state and public interests. Where a domestic company provides or publicly discloses to the relevant securities companies, securities service institutions, overseas regulatory authorities and other entities and individuals, or provides or publicly discloses through its overseas listing entity, any document or material involving any state secret or any work secret of any governmental agency, it shall report to the competent authority for approval in accordance with the law, and submit to the secrecy administration department for filing. Securities companies and securities service organizations shall comply with the confidentiality and archive management requirements, and keep the documents and materials properly. Securities companies and securities service institutions that provide domestic enterprises with relevant securities services for overseas issuance and listing of securities shall keep the working papers they compile (such as the records of working plan and procedure, evidence and supporting materials related to the services which are obtained and prepared by the aforementioned service providers) within the territory of the PRC. If such working papers need to be taken abroad, approval shall be obtained in accordance with relevant provisions.

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The Trial Overseas Listing Measures, and the revised Archives Rules as enacted, do not presently subject us to additional compliance requirements because we are not considered a PRC-based “domestic company” and are instead subject to general application of the Basic Law. However, we cannot assure you that they will not apply to us in the future. If they do eventually apply to us, we cannot assure you that we will be able to get the clearance of filing procedures under the Trial Overseas Listing Measures on a timely basis, or at all. Any failure by us to fully comply with new regulatory requirements, including but limited to the failure to complete the filing procedures with the CSRC if required, may significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Ordinary Shares to significantly decline in value or become worthless.

Additionally, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. We are also subject to the risks of uncertainty about any future actions the Chinese government or authorities in Hong Kong may take in this regard.

Should the Chinese government choose to exercise significant oversight and discretion over the conduct of our Hong Kong Operating Subsidiary’s business, it may intervene in or influence our operations. Such governmental actions (i) could result in a material change in our Operating Subsidiary’s operations; (ii) could hinder our ability to continue to offer securities to investors; and (iii) may cause the value of our Ordinary Shares to significantly decline in value or become worthless.

The Hong Kong legal system is subject to uncertainties in the interpretation and enforcement of PRC laws and regulations.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, prescribes that Hong Kong’s current sovereignty will remain in effect for 50 years.

The PRC legal system is based on written statutes and prior court decisions have limited value as precedents. We cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

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We may be affected by adverse changes in the political, economic, regulatory or social conditions in Hong Kong.

Our operations in HK are subject to special PRC considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. Our operating results may be adversely affected by changes in the political and social conditions in HK, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things. Similarly, Hong Kong’s economy differs from the economies of most developed countries in many respects, including the amount of PRC government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Economic conditions in Hong Kong are sensitive to global economic conditions. Any economic downturn, changes in policies, currency and interest rate fluctuations, capital controls or capital restrictions, labor laws, changes in environmental protection laws and regulations, duties and taxation and limitations on imports and exports in these countries may materially and adversely affect our business, financial condition, results of operations and prospects.

A recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our Offering.

On April 21, 2020, former SEC chairman Jay Clayton and former PCAOB chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

The HFCAA was enacted on December 18, 2020. The HFCAA states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for two consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two years.

On June 22, 2021, the U.S. Senate passed the Consolidated Appropriations Act, which was signed into law by President Biden and contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. A termination in the trading of our securities due to an involuntary delisting or any restriction on the trading in our securities would be expected to have a negative impact on the Company as well as on the value of our securities, should we face heightened operational and legal risks in relation to HFCAA compliance.

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On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB announced the PCAOB determinations relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

On August 26, 2022, the PCAOB announced that it had signed the SOP with the CSRC and the Ministry of Finance of China. The SOP Agreement establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. The SOP Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. The PCAOB’s December 15, 2022 determination may be subsequently vacated and does not automatically grant a grace period. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and resumed regular inspections in early 2023. It continues pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA, if needed. Even though the PCAOB’s December 15, 2022 determination significantly reduces the risk of an involuntary delisting under the HFCAA, it does not eliminate other requirements for companies with PRC operating entities’ operations in China like us under both the HFCAA and SEC guidance.

Our auditor, ARK Pro CPA & Co, an independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in Hong Kong. As of the date of this prospectus, our auditor is not subject to the PCAOB determinations announced by the PCAOB on December 16, 2021 relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong.

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Additionally, the recent developments have added uncertainties to our offering and we cannot assure you whether the national securities exchange we apply to for listing or regulatory authorities would apply additional or more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit. Furthermore, the HFCAA, which requires that the PCAOB be permitted to inspect the issuer’s public accounting firm within two years, as amended, may result in the delisting of our Company in the future if the PCAOB is unable to inspect our accounting firm at such future time. Our securities may be prohibited from trading if our auditor cannot be fully inspected as more stringent criteria have been imposed by the SEC and the PCAOB recently. While the Company’s auditor is based in Hong Kong and is registered with PCAOB and subject to PCAOB inspection, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and has made plans to resume regular inspections, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA, if needed. If trading in our Ordinary Shares is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Ordinary Shares.

A termination in the trading of our securities or any restriction on the trading in our securities would be expected to have a negative impact on the Company as well as on the value of our securities.

It remains unclear what the SEC’s implementation process related to the above rules will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on the companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, the above amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our Ordinary Shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

Furthermore, new laws and regulations or changes in laws and regulations in both the United States and China could affect our ability to list our securities on the Nasdaq Capital Market, which could materially impair the market for and the market price of our securities. Any new developments could add uncertainties to our Offering. Despite that we have an auditor that is registered with the PCAOB and subject to PCAOB inspection, there are still risks to the Company and investors if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction. Such risks include but not limited to that trading in our securities may be prohibited under the HFCAA and as a result an exchange may determine to delist our securities.

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Our listing status can be impacted by Nasdaq Listing Qualifications

In order to be continue to be listed on the Nasdaq Capital Market, an issuer must meet certain financial and liquidity requirements. An issuer must have at least 1 million unrestricted publicly held shares, at least 300 unrestricted round lot holders and a minimum listing price of $4.00, and also meet one of several other criteria, including the Nasdaq has ongoing listing requirements, including that if we fail to maintain a share price above $1 for a 30-day trading period, our Common Shares could be delisted from Nasdaq. Failure to maintain the listing standards of Nasdaq could result in our Common Shares being delisted and we would not have a national securities exchange as a platform to trade our shares, thus significantly negatively impacting the liquidity of our Common Shares in addition to the other risks discussed in more detail in the risk factor above.

Short selling may drive down the market price of our Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. Since it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These negative opinions have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any negative opinions of short sellers, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our Company. This situation will be costly and time-consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our Ordinary Shares.

Our Controlling Shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.

As of the date of this prospectus, JME, which is wholly-owned by Mr. Cheung, beneficially owns approximately 59.27% of our issued and outstanding Ordinary Shares – JME holds 7,806,000 shares of Class A Ordinary Shares and 7,806,000 Class B Ordinary Shares. JME holds all of the outstanding Class B Ordinary Shares as of the date of this prospectus, which Class B Ordinary Shares have 25 times the voting power than the Class A Ordinary Shares. Mr Cheung is also our chief executive officer and executive director.

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Accordingly, our Controlling Shareholder could control the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions, including the power to prevent or cause a change in control. Without the consent of our Controlling Shareholder, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. In addition, our directors and officers could violate their fiduciary duties by diverting business opportunities from us to themselves or others. The interests of our largest shareholder may differ from the interests of our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our Common Shares.

Because we are a Cayman Islands company and all of our business is conducted in Hong Kong, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain.

Although we are a Cayman Islands exempted company, we conduct substantially all of our operations in Hong Kong and substantially all of our assets are located in Hong Kong and substantially all of our assets are located outside of the United States. In addition, the majority of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for our shareholders to effect service on these persons or bring an action against us or against these individuals in the Cayman Islands or in Hong Kong in the event that they believe that their rights have been infringed under the securities laws of the United States or otherwise. Even if shareholders are successful in bringing an action of this kind, the laws of the Cayman Islands and Hong Kong may render them unable to enforce a judgment against our assets or the assets of our directors and officers. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States or Hong Kong, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and Hong Kong may render you unable to enforce a judgment against our assets or the assets of our directors and officers. As a result of the foregoing, our shareholders may have more difficulties in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Our corporate affairs are governed by our Memorandum and Articles of Association and by the Companies Act and common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and provides significantly less protection to investors. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands does. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the federal courts of the United States.

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Our Amended and Restated Memorandum and Articles of Association provide that unless we consent to an alternate forum, the federal district courts of the United States shall be the exclusive forum of resolution of any claims arising under the Securities Act.

Our Amended and Restated Memorandum and Articles of Association provide that, unless we consent in writing to the selection of an alternative forum, the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall be the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising under the Securities Act. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both U.S. state and federal courts have jurisdiction to entertain such claims. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees and may increase the costs associated with such lawsuits, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of our Amended and Restated Memorandum and Articles of Association inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition. Any person or entity purchasing or otherwise acquiring any interest in our share capital shall be deemed to have notice of and to have consented to the choice of forum provisions of our Amended and Restated Memorandum and Articles of Association described above. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.

Our compensation of directors and Executive Officers may not be publicly available.

Under Cayman Islands law, the Company is not required to disclose compensation paid to our senior management on an individual basis and the Company has not otherwise publicly disclosed this information elsewhere. The executive officers of the Company receive fixed and variable compensation. They also receive benefits in line with market practice. The fixed component of their compensation is set on market terms and adjusted annually. The variable component consists of cash bonuses and awards of shares (or the cash equivalent). Cash bonuses are paid to executive officers based on previously agreed targets for the business. Class A Ordinary Shares (or the cash equivalent) may be awarded under the 2025 Equity Incentive Plan (as defined below).

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of our Board or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” ,”Dividend Policy” and certain sections in the documents incorporated by reference. These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe,” “plan,” “expect,” “intend,” “should,” “seek,” “estimate,” “will,” “aim” and “anticipate” or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties and assumptions, certain of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

●	our business and operating strategies and our various measures to implement such strategies;

●	our operations and business prospects, including development and capital expenditure plans for our existing business;

●	changes in policies, legislation, regulations or practices in the industry and place in which we operate that may affect our business operations;

●	our financial condition, results of operations and dividend policy;

●	changes in political and economic conditions and competition in the business in which we operate;

●	the regulatory environment and industry outlook in general;

●	catastrophic losses from man-made or natural disasters, such as fires, floods, windstorms, earthquakes, diseases, epidemics, other adverse weather conditions or natural disasters, war, international or domestic terrorism, civil disturbances and other political or social occurrences;

●	the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;

●	the overall economic environment and general market and economic conditions in Hong Kong;

●	changes in the need for capital and the availability of financing and capital to fund those needs;

●	our ability to anticipate and respond to changes in consumer performances, tastes and trends; and

●	legal, regulatory and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the Registration Statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

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USE OF PROCEEDS

Any sales of ELOC Shares by the Investor pursuant to this prospectus will be solely for the Investor’s account. We will not receive any proceeds from any such sales. However, we may receive up to $9,600,000, in aggregate gross proceeds from the Investor under the ELOC Purchase Agreement in connection with sales of our ELOC Shares to the Investor pursuant to the ELOC Purchase Agreement after the date of this prospectus. However, the actual proceeds may be less than this amount depending on the number of the ELOC Shares sold and the price at which the ELOC Shares are sold by us under the ELOC Purchase Agreement. The use of the Facility under the ELOC Purchase Agreement is subject to certain conditions, including the effectiveness of the registration statement of which this prospectus forms a part. Therefore, funds from the $9,600,000 gross purchase price will not be immediately available, if at all, to us, and there can be no assurances that the Facility will be available to us at all times during its term or that such purchase price will ever become available. See “Plan of Distribution” and elsewhere in this prospectus for more information.

We intend to use any proceeds from the Facility for working capital and general corporate purposes. We will have broad discretion in the way we use these proceeds. See “Risk Factors.”

The Investor will pay or assume any discounts, commissions or concessions received by them except as set forth in the ELOC Purchase Agreement. We will bear all other costs, fees and expenses incurred in effecting the registration of the ELOC Shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of counsel and independent registered public accountants.

We cannot currently determine the price or prices at which the ELOC Shares may be sold by the Investor under this prospectus.

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DIVIDEND POLICY

We have not, since the date of our incorporation, declared or paid any dividends or other distributions on our Ordinary Shares, and do not currently have a policy with respect to the payment of dividends or other distributions. We do not currently pay dividends and do not intend to pay dividends in the foreseeable future. The declaration and payment of any dividends in the future is at the discretion of the Board and will depend on numerous factors, including compliance with applicable laws, financial performance, working capital requirements of the Company and its subsidiaries, as applicable and such other factors as its directors consider appropriate.

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SELLING SHAREHOLDER

This prospectus relates to the offer and sale by the selling shareholder indicated below (the “Selling Shareholder”) of 48,000,000 ELOC Shares that we may, in our discretion, elect to issue and sell to the Investor, from time to time after the date of this prospectus, pursuant to the ELOC Purchase Agreement. We are registering ELOC Shares pursuant to the provisions of the Registration Rights Agreement we entered into with the Investor on November 20, 2025, in order to permit it to offer the shares for resale from time to time. Except for the transactions contemplated by the ELOC Purchase Agreement, and the Registration Rights Agreement or as otherwise disclosed in this prospectus (and the information incorporated by reference herein), the Investor has not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Shareholder” means the Investor.

The Selling Shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Any underwriters, broker-dealers or agents that participate in the sale of the Common Share or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act.

The table below lists the Selling Shareholder and other information regarding the beneficial ownership of Class A Ordinary Shares by the Selling Shareholder. The second column lists the number of Class A Ordinary Shares beneficially owned by the Selling Shareholder, based on its ownership of the Class A Ordinary Shares, as of January 16, 2026, without regard to any limitations on exercises or conversion, as applicable. The third column lists the ELOC Shares being offered by this prospectus by the Selling Shareholder.

This prospectus generally covers the resale of the sum of the maximum number of ELOC Shares. The fourth column assumes the sale of all of the shares offered by the Selling Shareholder pursuant to this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Shareholder pursuant to this prospectus.

Under the terms of the warrants and other warrants held by Selling Shareholders, a Selling Shareholder may not exercise any such warrants to the extent such exercise would cause such Selling Shareholder, together with its affiliates and attribution parties, to beneficially own a number of Common Shares which would exceed 4.99%, of our then outstanding Common Shares following such exercise, excluding for purposes of such determination Common Shares issuable upon exercise of such warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The Selling Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Class A Ordinary Shares Owned Prior to Offering	Maximum Number of Class A Ordinary Shares to Be Sold Pursuant to this Prospectus	Number of Class A Ordinary Shares Owned After Offering(1)	Percentage of Ownership of Class A Ordinary Shares After Offering (1)(2)(3)
Hudson Global Ventures, LLC (4)	0	48,750,360	0	0%

(1)	This number assumes the sale of (i) the maximum amount of the Selling Shareholder’s 48,000,000 ELOC Shares that may be sold pursuant to this prospectus, and (ii) the 750,360 Commitment Shares.
(2)	Number indicated is on a fully diluted basis, rounded to the nearest hundredth digit.
(3)	Percentage ownership indicated is on a fully diluted basis.
(4)	Seth Ahdoot and Soheil Ahdoot are the joint-owners of Hudson Global Ventures, LLC (“Hudson”) and have the voting control and investment discretion over the securities reported herein that are held by Hudson. As a result, Seth Ahdoot and Soheil Ahdoot may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of the securities reported herein that are held by Hudson.

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DESCRIPTION OF SHARE CAPITAL

General

We are a Cayman Islands exempted company and our affairs are governed by our Amended and Restated Memorandum and Articles of Association, as amended from time to time, and the Companies Act, and the common law of Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$500,000 divided into 500,000,000 shares, par value of US$0.001 each, comprising (a) 400,000,000 Class A Ordinary Shares of a par value of US$0.001 each and (b) 100,000,000 Class B Ordinary Shares of a par value of US$0.001 each. As of the date of this prospectus, a total of 26,340,000 Ordinary Shares are issued and outstanding, of which 18,534,000 are Class A Ordinary Shares and 7,806,000 are Class B Ordinary Shares.

Securities Sold in this Offering

This is an offering of our Class A Ordinary Shares. Our Ordinary Shares are listed on the Nasdaq Capital Market and currently trade under the symbols “JEM.”

All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Ordinary Shares will not receive a certificate in respect of such Ordinary Shares. Our shareholders who are non-residents of Cayman Islands may freely hold and vote their Ordinary Shares.

We are authorized to issue a number of Ordinary Shares with par value of US0.001 per share. Subject to the provisions of the Companies Act of the Cayman Islands, and our existing articles of association regarding redemption and purchase of the shares, our Directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the Directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the Companies Act of the Cayman Islands. The Directors may refuse to accept any application for shares and may accept any application in whole or in part, for any reason or for no reason.

CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS

Our Amended and Restated Memorandum and Articles of Association

The following are summaries of material provisions of the Amended and Restated Memorandum and Articles of Association and of the Companies Act, insofar as they relate to the material terms of our Class A Ordinary Shares.

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Objects of Our Company. Under our Amended and Restated Memorandum and Articles of Association, the objects of our Company are unrestricted, and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares. Our Class A Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our Class A Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Our Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of our Company lawfully available therefor. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account or as otherwise permitted by the Companies Act provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution is paid. Holders of Class B Ordinary Shares are not entitled to dividends or financial benefits.

Voting Rights. Subject to any rights and restrictions attached to any shares, on a show of hands every shareholder present in person and every person representing a shareholder by proxy shall, at a general meeting of our Company, each have one vote and on a poll every shareholder and every person representing a shareholder by proxy shall have one vote for each Class A Ordinary Share of which he or the person represented by proxy is the holder and twenty-five (25) votes for each Class B Ordinary Share of which he or the person represented by proxy is the holder. At any general meeting a resolution put to the vote of the meeting shall be decided by a poll.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our Amended and Restated Memorandum and Articles of Association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Amended and Restated Memorandum and Articles of Association provide that we may (but are not obliged to) in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of at least seven calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, one or more shareholders present or by proxy, representing not less than one-third of all votes attaching to all of our shares in issue and entitled to vote at such general meeting.

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The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Memorandum and Articles of Association provide that upon the requisition of our shareholders holding at the date of the deposit of requisition shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our Company that as at the date of the deposit carry the right to vote at general meetings, our chairman or board of directors will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by the board of directors.

Liquidation. Subject to the provisions of the Amended and Restated Memorandum and Articles of Association, on the winding up of our Company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders of Class A Ordinary Shares in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our Company for unpaid calls or otherwise. Subject to the provisions of the Amended and Restated Memorandum and Articles of Association, on the winding up of our Company, if our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time or times of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits, out of the share premium account or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or if authorized by the Articles of Association and subject to the Companies Act, out of capital if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

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Variations of Rights of Shares. If at any time our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our Company is being wound-up, may be varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or series or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. Our Amended and Restated Memorandum and Articles of Association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Declaration of Interest. Pursuant to the Amended and Restated Memorandum and Articles of Association, a director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the directors. A general notice given to the directors by any director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the listing rules of the designated stock exchange and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

Compensation. Under the Amended and Restated Memorandum and Articles of Association, the remuneration of the directors may be determined by our directors.

Borrowing Powers. Our directors may from time to time at their discretion exercise all the powers of the Company to raise or borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

Qualification of directors. There is no shareholding qualification for directors nor is there any specified age limit for directors.

Inspection of Books and Records. Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our corporate records (except for the Amended and Restated Memorandum and Articles of Association, any special resolutions passed by our Company and the register of mortgages and charges of our Company). However, we will provide our shareholders with annual audited financial statements.

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Anti-Takeover Provisions. Some provisions of our Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and
●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under the Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;
●	is not required to open its register of members for inspection;
●	does not have to hold an annual general meeting;
●	may issue shares with no par value;
●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
●	may register as an exempted limited duration company; and
●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

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Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman Islands subsidiary if a copy of the plan of merger is given to every member of that Cayman Islands subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company in a proposed merger or consolidation is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will exclude the enforcement by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to institute proceedings to obtain relief on the grounds that the merger or consolidation is void or unlawful.

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Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved (i) in the case of a shareholder scheme, by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and (ii) in the case of a creditor scheme only, by a majority in number of each class of creditors with whom the arrangement is to be made and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;
●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;
●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and
●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of not less than 90% in value of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;
●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and
●	those who control the company are perpetrating a “fraud on the minority.”

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A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles of Association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Amended and Restated Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

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As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Resolution. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our articles of association provide that any ordinary or special resolution of shareholders and any other action that may be taken by the shareholders at a meeting may also be taken by a resolution consented to in writing, without the need for any notice, by all shareholders who would have been entitled to attend and vote at a meeting called for the purpose of passing such a resolution or taking any other action.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles allow our shareholders holding at the date of deposit of requisition shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our Company that as at the date of the deposit carry the right to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our chairman or board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. As an exempted Cayman Islands company, we may, but are not obliged by law, to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

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Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Articles, directors may be removed by the affirmative vote of two-thirds of the directors then in office (except with regard to the removal of the chairman, who may be removed from office by the affirmative vote of all directors) or by an ordinary resolution (except with regard to the removal of the chairman, who may be removed from office by special resolution) of our shareholders. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; or (iv) is removed from office pursuant to any other provisions of our Amended and Restated Memorandum and Articles of Association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Articles, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of at least two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

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Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our Memorandum may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Cayman Islands Data Protection

We have certain duties under the Data Protection Act (as revised) of the Cayman Islands, or the DPA, based on internationally accepted principles of data privacy.

Privacy Notice

This privacy notice puts our shareholders on notice that through your investment into us you will provide us with certain personal information which constitutes personal data within the meaning of the DPA, or personal data.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

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Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in us, this will be relevant for those individuals and you should transit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How We May Use a Shareholder’s Personal Data

We may, as the data controller, collect, store and use personal data for lawful purposes, including, in particular: (i) where this is necessary for the performance of our rights and obligations under any agreements; (ii) where this is necessary for compliance with a legal and regulatory obligation to which we are or may be subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or (iii) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

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Contacting the Company

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through our website at http://www.707limited.com or through phone number +852 3471 8000.

Anti-Money Laundering Matters

In order to comply with legislation or regulations aimed at the prevention of money laundering, the Company may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

The Company reserves the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

Exclusive Forum

Our Amended and Restated Memorandum and Articles of Association provide that, unless we consent in writing to the selection of an alternative forum, the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall be the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising under the Securities Act. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both U.S. state and federal courts have jurisdiction to entertain such claims. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees and may increase the costs associated with such lawsuits, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of our Memorandum and Articles of Association inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition. Any person or entity purchasing or otherwise acquiring any interest in our share capital shall be deemed to have notice of and to have consented to the choice of forum provisions of our Amended and Restated Memorandum and Articles of Association described above. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.

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PLAN OF DISTRIBUTION

The Selling Shareholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their ELOC Shares on Nasdaq or in private transactions. These sales may be at fixed or negotiated prices. The Selling Securityholder will bear all commissions and discounts, if any, attributable to their sale of securities. The Selling Shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokers’ transactions;
●	transactions involving cross or block trades;
●	through brokers, dealers, or underwriters who may act solely as agents;
●	“at the market” into an existing market for our ELOC Shares;
●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
●	in privately negotiated transactions; or
●	any combination of the foregoing.

The Selling Shareholder may also sell securities under Rule 144 (“Rule 144”) or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the ELOC Shares, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholder and any broker-dealers or agents that are involved in selling the ELOC Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We know of no existing arrangements between the Selling Shareholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the ELOC Shares offered by this prospectus.

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We have advised the Selling Shareholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

We will bear the costs incurred in connection with the registration of the ELOC Shares.

The ELOC Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the ELOC Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 or any other rule of similar effect. Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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EXPENSES

The following table sets forth the estimated costs and expenses payable by the registrant expected to be incurred in connection with the registration of the ELOC Shares being registered hereby. All of such expenses are estimates.

SEC registration fee	$1,346.49
Legal fees and expenses	$75,000
Accountants’ fees and expenses	$10,000
Miscellaneous	$14,000
Total	$100,346.49

LEGAL MATTERS

We are being represented by TroyGould PC with respect to certain legal matters of U.S. federal securities relating to the Offering.

EXPERTS

The financial statements as of September 30, 2024 and 2025, and for each of the two years in the period ended September 30, 2023, 2024 and 2025 included in this prospectus by incorporation by reference have been audited by ARK Pro CPA & Co, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the financial statements). Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing. The office of ARK Pro CPA & Co is located at Unit 1602-3, 16th Floor, Stelux House, 698 Prince Edward Road East, San Po Kong, Kowloon, Hong Kong.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

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ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, investor may not have standing to sue Cayman Islands companies before the U.S. federal courts.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Hong Kong. All of the directors and executive officers of our Company and the auditors of our Company reside outside the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

We have appointed Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Harney Westwood & Riegels, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would: (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six (6) years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six (6) years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

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Hong Kong

Neo Solicitors, LLP our counsel as to Hong Kong law for the IPO Offering, has advised us that there is currently no arrangement providing for the reciprocal enforcement of judgements between Hong Kong and the United States, as such judgments of United States courts will not be directly enforced in Hong Kong. However, under common law, a foreign judgment (including one from federal or state court in the United States) obtained against the Company may generally be treated by the courts of Hong Kong as a cause of action in itself and sued upon as a debt between the parties. In a common law action for enforcement of a foreign judgment, the judgment creditor has to prove that (a) the judgment is in personam; (b) the judgment is in the nature of a monetary award; (c) the judgment is final and conclusive on the merits and has not been stayed or satisfied in full; and (d) the judgement is from a court of competent jurisdiction. The defenses available to the defendant in a common law action for enforcement of a foreign judgment include breach of natural justice, fraud and contrary to public policy of Hong Kong. In order to enforce the foreign judgement at common law, fresh proceedings must be initiated in Hong Kong, which involves issuing a Writ of Summons and Statement of Claim attaching the foreign judgment as proof of the debt.

There is uncertainty as to whether the courts of Hong Kong would: (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Our Board is comprised of five directors, all executive directors are located in Hong Kong. The directors are Mr. Cheung Lui, Mr. Jose Sfez, Mr. Lau King Sun, Ms. Luk Huen Ling Claire and Ms. Yau Yin Hung.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is: (i) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty); and (ii) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

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Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

WHERE YOU CAN FIND MORE INFORMATION

We file semi-annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You may access the documents that we file with the SEC at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.707limited.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement on Form F-1 we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities that are being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference in prospectus. We have not authorized anyone else to provide you with different information.

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DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated, and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” to the SEC that is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement or post-effective amendment:

●	our Annual Report on Form 20-F for the fiscal year ended on September 30, 2025, filed with the SEC on January 16, 2026;
our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on December 9, 2025, November 25, 2025, October 21, 2025, September 26, 2025, August 13, 2025 and June 10, 2025;
●	the description of our securities registered under Section 10(a) of the Exchange Act contained in the Form S-8, as filed with the SEC on June 13, 2025, including any amendment or report filed for the purpose of updating such description; and
●	any future filings made with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act.

In addition, any reports on Form 6-K we submit to the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent Annual Reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC, or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates. Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in proportions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to 5/F, AIA Financial Centre, 712 Prince Edward Road East, San Po Kong, Hong Kong; telephone: +(852) 3471 8000. You may also obtain information about us by visiting our website at https://www.707limited.com. The information contained on or accessible through our website is not incorporated by reference and is not part of this prospectus.

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48,750,360 Class A Ordinary Shares

707 CAYMAN HOLDINGS LIMITED

PROSPECTUS

January 23, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

Cayman Islands’ laws do not prohibit or restrict a company from indemnifying its directors and officers against personal liability for any loss they may incur arising out of the Company’s business, except to the extent such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The indemnity extends only to liability for their own negligence and breach of duty other than breaches of fiduciary duty and not where there is evidence of dishonesty, willful default or fraud.

Our Amended and Restated Memorandum and Articles of Association permit, to the fullest extent permissible under Cayman Islands law, indemnification of our Executive Officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by them, other than by reason of their own dishonesty, willful default or fraud, in connection with the execution or discharge of their duties, powers, authorities or discretion as directors or Executive Officers of our Company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by them in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere.

We entered into indemnification agreements with each of our directors and Executive Officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Cayman Islands law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, subject to our Company reserving its rights to recover the full amount of such advances in the event that he or she is subsequently found to have been negligent or otherwise have breached his or her trust or fiduciary duties to our Company or to be in default thereof, or where the Cayman Islands courts have declined to grant relief.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have issued and sold the following securities without registering such securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public Offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Ordinary Shares

Allottee	Date of Sale or Issuance	Number of Securities
JME International Holdings Limited	February 2, 2024	1

JME International Holdings Limited	March 13, 2024	999,998

JME International Holdings Limited	August 26, 2024	1

JME International Holdings Limited	October 9, 2024	15,552,000

Expert Core Enterprises Limited	October 9, 2024	940,800

Harmony Prime Limited	October 9, 2024	940,800

Goldstone Capital Limited	October 9, 2024	883,200

Long Vehicle Capital Limited	October 9, 2024	883,200

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ITEM 8. EXHIBIT INDEX

(a)	Exhibits.

Exhibit No.	Description of document
3.1	Second Amended and Restated Memorandum and Articles of Association of the Registrant
5.1	Opinion of Harney Westwood & Riegels regarding the validity of securities being registered
10.1	Form of Independent Director Offer Letter
10.2	2025 Equity Incentive Plan
10.3	Form of Securities Purchase Agreement (as filed as Exhibit 99.1 to the Company’s Form 6-K filed on November 25, 2025)
Form of Registration Rights Agreement (as filed as Exhibit 99.2 to the Company’s Form 6-K filed on November 25, 2025)
23.1	Consent of ARK Pro CPA & Co
23.2	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)
107	Filing Fee Table

(b)	Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

Item 9. Undertakings

The undersigned registrant hereby undertakes to provide to the placement agent at the closing specified in the placement agent agreement, certificates in such denominations and registered in such names as required by the placement agent to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sells are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

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(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be anew registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A.of Form 20-F (17 CFR249.220f)” at the start of any delayed offering or throughout a continuous offering.

(5) For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

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(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) aspart of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(7) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on January 23, 2026.

707 Cayman Holdings Limited

By:	/s/ Cheung Lui
Name:	Cheung Lui
Title:	Executive Director and Chief Executive Officer

707 Cayman Holdings Limited

By:	/s/ Chak Ka Wai
Name:	Chak Ka Wai
Title:	Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned directors of 707 Cayman Holdings Limited and executive officers of 707 Cayman Holdings Limited and its subsidiaries hereby severally constitute and appoint, singly (with full power to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in him for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same Offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and him, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cheung Lui		January 23, 2026
Cheung Lui	Executive Director

/s/ Chak Ka Wai		January 23, 2026
Chak Ka Wai	Chief Financial Officer

/s/ Lau Kai San		January 23, 2026
Lau Kai San	Director

/s/ Luk Huen Ling		January 23, 2026
Luk Huen Ling	Director

/s/ Yau Yin Hung		January 23, 2026
Yau Yin Hung	Director

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement in New York, NY on January 23, 2026.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President of behalf of Cogency Global, Inc.

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